The change to a holding company structure described in this document involves securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in connection with the transformation to a holding company structure, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

(Securities Code: 8382)

June 3, 2022

To Shareholders with Voting Rights:

Sadanori Kato

President

The Chugoku Bank, Ltd.

1-15-20 Marunouchi, Kita-ku,

Okayama, Japan

NOTICE OF CONVOCATION OF

THE 141ST ORDINARY GENERAL MEETING OF SHAREHOLDERS

We are pleased to inform you that the 141st Ordinary General Meeting of Shareholders of The Chugoku Bank, Ltd. (the “Bank”) will be held for the purposes as described below.

Amid uncertainties about the end of the spread of the novel coronavirus disease (COVID-19), in order to maintain the safety of our shareholders and prevent the spread of infection, we would like to advise our shareholders to refrain from attending the Ordinary General Meeting of Shareholders as much as possible. Instead, we request that our shareholders exercise their voting rights either by returning the enclosed Voting Rights Exercise Form or via the Internet, etc. When you exercise your voting right in advance, please review the “Reference Documents for the General Meeting of Shareholders” described hereinafter and exercise your voting rights by Thursday, June 23, 2022, at 5:00 p.m. Japan time.

1.	Date and Time:	Friday, June 24, 2022 at 10:00 a.m. Japan time
2.	Place:	3F Auditorium, Head Office, the Bank, 1-15-20 Marunouchi, Kita-ku, Okayama, Japan
3.	Meeting Agenda:
	Matters to be reported:	1.	The Business Report and Non-consolidated Financial Statements for the Bank’s 141st Fiscal Year (from April 1, 2021 to March 31, 2022)
2.

Consolidated Financial Statements for the Bank’s 141st Fiscal Year (from April 1, 2021 to March 31, 2022) and results of audits of the Consolidated Financial Statements by the Accounting Auditor and the Audit and Supervisory Committee

1

Proposals to be resolved:
<Company Proposals (Proposals No. 1 to No. 4)>
Proposal No. 1:	Appropriation of Surplus
Proposal No. 2:	Election of Nine (9) Directors (Excluding Directors Serving as Audit and Supervisory Committee Members)
Proposal No. 3:	Election of Seven (7) Directors Serving as Audit and Supervisory Committee Members
Proposal No. 4:	Establishment of a Sole Parent Company Through Share Transfer
<Shareholder Proposal (Proposal No. 5)>
Proposal No. 5:	Appropriation of Surplus (Special Dividend)
*Proposal No. 5 is a proposal from one shareholder and the Bank’s Board of Directors opposes this Proposal. The summary, etc. of the proposal is as described in the “Reference Documents for the General Meeting of Shareholders” below.

2

Exercise of Voting Rights

Exercise of Voting Rights by Attending the Meeting

When attending the meeting, please submit the enclosed Voting Rights Exercise Form at the reception desk.

Exercise of Voting Rights in Writing

Please indicate your vote for or against the proposals on the enclosed Voting Rights Exercise Form and return it so that it is received by the aforementioned deadline.

Exercise of Voting Rights via the Internet, etc.

If voting via the Internet, etc., please confirm the “Procedures to Exercise of Voting Rights via the Internet, etc.” and exercise your voting rights by the aforementioned deadline.

(1)	If you exercise your vote multiple times via the Internet, etc., the last vote exercised will be deemed valid.
(2)	If you vote both in writing on the Voting Rights Exercise Form and the Internet, etc., the vote placed via the Internet, etc. will be deemed valid.

End

◎	There is no distribution of souvenirs to our shareholders attending the meeting. We sincerely appreciate your understanding.
◎	When attending the meeting, please submit the enclosed Voting Rights Exercise Form at the reception desk. Additionally, please bring this Notice of Convocation with you to conserve resources.
◎	The reception is scheduled to begin at 9:00 a.m. Japan time.
◎	Pursuant to laws and regulations as well as Article 16 of the Articles of Incorporation of the Bank, the following items are posted on the Bank’s website and are not included in this Notice of Convocation.

1. Business Report

(1)	“Matters Concerning Stock Acquisition Rights of the Bank, etc.”
(2)	“Matters Concerning the Accounting Auditor” (excluding matters concerning indemnification agreements”
(3)	“Basic Policy Regarding the Desirable State of Parties Controlling the Determination of the Bank’s Financial and Business Policies”
(4)	“Systems to Secure the Appropriateness of Operations”
(5)	“Matters Concerning Specified Wholly-Owned Subsidiaries”
(6)	“Matters Concerning Transactions with the Parent Company”
(7)	“Matters Concerning Accounting Advisor”

2. Financial Statements

(1)	“Non-Consolidated Statements of Changes in Net Assets” and “Notes to the Non-consolidated Financial Statements”
(2)	“Consolidated Statements of Changes in Net Assets” and “Notes to the Consolidated Financial Statements”

Accordingly, the attached documents in this Notice of Convocation are a part of the documents audited by the Accounting Auditor and the Audit and Supervisory Committee during preparation of the Audit Reports.

◎	Revisions to the Reference Documents for the General Meeting of Shareholders, the Business Report, the Non-consolidated Financial Statements and Consolidated Financial Statements will be posted on the Bank’s website.
The Bank’s Website	https://www.chugin.co.jp/

3

Reference Documents for the General Meeting of Shareholders

Proposals and References

<Company Proposals (Proposals No. 1 to No. 4)>

Proposal No. 1: Appropriation of Surplus

The Bank proposes the following regarding appropriation of surplus.

<Matters concerning year-end dividends>

Taking into consideration the public nature and soundness of banking, the Bank’s basic policy is to maintain stable dividends while enhancing internal reserves in order to maintain a financial structure that can withstand any harsh environment. The Bank aims to have a shareholder return ratio, which comes from dividends and purchase of treasury stock, of 35% or more of net income attributable to owners of parent. While the year-end dividend for the 141st fiscal year was scheduled to be 11.50 yen per share (announced on May 14, 2021), in response to a comprehensive consideration of business performance and the daily support of all shareholders, and based on the above policy, the Bank would like to increase the ordinary dividend by 5 yen to 16.50 yen per share.

(1)	Matters concerning the allotment of dividend property to shareholders and the total amount

16.50 yen per share of common stock

Total of 3,064,893,893 yen

*As 11.50 yen was paid as an interim dividend, dividends to be paid for the full fiscal year amount to 28 yen.

(2)	Effective date of distribution of surplus

Monday, June 27, 2022

4

Proposal No. 2:  Election of Nine (9) Directors (Excluding Directors Serving as Audit and Supervisory Committee Members)

The terms of office of ten (10) Directors (excluding Directors serving as Audit and Supervisory Committee Members; the same applies in the rest of this Proposal) will expire at the conclusion of this Ordinary General Meeting of Shareholders. Accordingly, the election of nine (9) Directors is proposed.

Candidates for the Directors are decided by the resolution of the Board of Directors upon the deliberation by the Nominating and Compensation Committee that is chaired by an outside director, and the Bank judges that each of the candidates is qualified for a Director of the Bank.

The candidates for Director are as follows:

No.	Name	Current position at the Bank		Attendance at meetings of the Board of Directors
1	Sadanori Kato	Director and President (Representative Director)	[Reappointment] [Male]	11/11 (100%)
2	Koji Terasaka	Senior Managing Director (Representative Director)	[Reappointment] [Male]	11/11 (100%)
3	Ikuhide Harada	Senior Managing Director (Representative Director)	[Reappointment] [Male]	11/11 (100%)
4	Masato Miyanaga	Director and Chairman	[Reappointment] [Male]	11/11 (100%)
5	Shinichi Taniguchi	Managing Director	[Reappointment] [Male]	11/11 (100%)
6	Tatsuo Hiramoto	Managing Director	[Reappointment] [Male]	11/11 (100%)
7	Hiromichi Kato	Managing Director	[Reappointment] [Male]	11/11 (100%)
8	Soichi Yamamoto	Managing Executive Officer	[New candidate] [Male]	–
9	Akira Kodera	Outside Director	[Reappointment] [Outside] [Independent] [Male]	11/11 (100%)

5

1

Sadanori Kato

[Reappointment]

[Male]

Date of birth

August 23, 1957

Term of office as Director:

9 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Number of shares of the Bank held:

24,357 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1981  Joined the Bank

Feb. 2003  General Manager, Kamogata Branch

Feb. 2005  General Manager, Konan Branch

Feb. 2008  Senior Deputy General Manager, Computer System Department

Jun. 2008  General Manager, Computer System Department

Jun. 2012  Commissioner and General Manager, Computer System Department

Jun. 2013  Director and General Manager, Personnel Department

Jun. 2015  Managing Director

Jun. 2017  Senior Managing Director (Representative Director)

Jun. 2019  Director and President (Representative Director) (current position)

Responsibilities:

Overall business, Secretariat and NEXT 10 Promotion Department

Reasons for selecting the candidate for Director and outline of expected roles:

Since joining the Bank in 1981, he has gained experience in the Management Planning Department and Business Planning Department, has served as General Manager of the Konan Branch, the Computer System Department, and the Personnel Department, and has held the posts of supervisor of the Management Planning Department, Compliance Department, Computer System Department and Risk Management Department, as Managing Officer. He possesses deep knowledge of a wide range of operations from his wealth of experience, with a sense of balance and high trustworthiness. He has been serving as Director and President since 2019, and has been aptly fulfilling those duties and responsibilities. He has formulated the medium-term management plan, “The Stage II, Plan for Creating the Future Together” in March 2020 and is implementing it, with leveraging his future-oriented mind to positively perceive the shift in the market as a chance, and working towards the actualization of the growth strategy with the Bank’s collective group efforts. The Bank nominates him as candidate for Director, as it expects him to utilize his wealth of experience and wide range of knowledge to lead the Bank’s business performance development as he has high management planning ability.

6

2

Koji Terasaka

[Reappointment]

[Male]

Date of birth

October 25, 1957

Term of office as Director:

9 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Number of shares of the Bank held:

17,176 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1980  Joined the Bank

Feb. 2003  General Manager, Hinase Branch

Jun. 2005  General Manager, Fuchu Branch

Jun. 2009  General Manager, Credit Supervision Department and General Manager, Credit Rating Center

Oct. 2011  General Manager, Credit Supervision Department

Jun. 2012  Commissioner and General Manager, Credit Supervision Department

Jun. 2013  Director and General Manager, Shikoku Regional Headquarters

Feb. 2015  Director and General Manager, Head Office Business Department

Jun. 2017  Managing Director

Jun. 2019  Senior Managing Director (Representative Director) (current position)

Responsibilities:

Overall business, Audit & Inspection Department and Personnel Department

Reasons for selecting the candidate for Director and outline of expected roles:

Since joining the Bank in 1980, he has gained experience in the Credit Supervision Department, served as a General Manager of the Credit Supervision Department, Shikoku Regional Headquarters, and Head Office Business Department, and has held the posts of supervisor of the Credit Supervision Department, Administrative Planning Department, Treasury Administration Department, Personnel Department and Audit & Inspection Department as Managing Officer. He possesses deep knowledge in a credit decision, and overall operation of management and administration, in addition to marketing from a wealth of business experience. He has been serving as Senior Managing Director since 2019 and has been aptly fulfilling those duties and responsibilities. The Bank nominates him as candidate for Director, as he has strong skill at building customer relationships and has a great network, and he is expected to utilize his wealth of experience and wide range of knowledge to contribute to the Bank’s business performance development.

7

3

Ikuhide Harada

[Reappointment]

[Male]

Date of birth

April 6, 1961

Term of office as Director:

5 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Number of shares of the Bank held:

15,963 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1985  Joined the Bank

Oct. 2007  General Manager, Hirai Branch

Jun. 2009  General Manager, Fuchu Branch

Jun. 2011  General Manager, Osaka Branch

Jun. 2013  General Manager, Fukuyama Branch and Senior Deputy General Manager, Bingo Regional Headquarters

Jun. 2015  Executive Officer and General Manager, Personnel Department

Jun. 2017  Managing Director

Jun. 2019  Senior Managing Director (Representative Director) (current position)

Responsibilities:

Overall business, Management Planning Department, Regional Revitalization & SDGs Promotion Department and Tokyo Liaison Office

Reasons for selecting the candidate for Director and outline of expected roles:

Since joining the Bank in 1985, he has gained experience in the Business Promotion Department, served as General Manager of the Osaka Branch, Fukuyama Branch, and Personnel Department and has held the posts of supervisor of Computer System Department, Risk Management Department, Management Planning Department (including DX promotion and New Business Development Center) and Regional Revitalization & SDGs Promotion Department as Managing Officer. He possesses deep knowledge in business promotion, personnel planning, system, risk management, as well as overall management planning from a wealth of business experience. He has been serving as Senior Managing Director since 2019, and has been aptly fulfilling those duties and responsibilities. The Bank nominates him as candidate for Director, as he has excellent logicality and sense of balance, planning and creative skills, and he is expected to utilize his wealth of experience and wide range of knowledge to contribute to the Bank’s business performance development.

4

Masato Miyanaga

[Reappointment]

[Male]

Date of birth

September 12, 1954

Term of office as Director:

17 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Number of shares of the Bank held:

27,100 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1977  Joined the Bank

Jun. 1999  General Manager, Tanokuchi Branch

Oct. 2000  General Manager, Credit Administration Department

Jun. 2003  General Manager, Fukuyama Branch and Senior Deputy General Manager, Bingo Regional Headquarters

Jun. 2005  Director and General Manager, Credit Supervision Department

Jun. 2006  Director, General Manager, Credit Supervision Department and General Manager, Credit Rating Center

Jun. 2007  Managing Director

Jun. 2011  Director and President (Representative Director)

Jun. 2019  Director and Chairman (current position)

Reasons for selecting the candidate for Director and outline of expected roles:

Since joining the Bank in 1977, he has gained examination and planning experience in the Credit Supervision Department, served as General Manager of the Credit Administration Department, General Manager of the Fukuyama Branch, General Manager of the Credit Supervision Department, and has also held the posts of supervisor of the Management Planning Department, Risk Management Department, Compliance Department, as Managing Officer. He possesses deep knowledge from his wealth of experience in a wide range of business, in addition to a high sense of balance. He has served as Director and President since 2011, and has formulated and implemented the 10-year long-term management plan, “Vision 2027: Plan for Creating the Future Together”, by quickly responding to changes in the business environment. He has been serving as Director and Chairman since 2019. The Bank nominates him as a candidate for Director with the expectation that he will continue to contribute to the Bank’s business performance development by using his wealth of management experience and deep knowledge mainly in the Bank’s external activities.

8

5

Shinichi Taniguchi

[Reappointment]

[Male]

Date of birth

October 21, 1964

Term of office as Director:

5 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Number of shares of the Bank held:

10,535 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1987  Joined the Bank

Jun. 2008  General Manager, Kakogawa Branch

Jun. 2011  General Manager, Tanokuchi Branch

Jun. 2013  General Manager, Management Planning Department

Jun. 2015  Executive Officer and General Manager, Tsuyama Branch

Jun. 2017  Managing Director and General Manager, Bingo Regional

Headquarters

Jun. 2019  Managing Director (current position)

Responsibilities:

Business Promotion Department and Solution Business Department

Reasons for selecting the candidate for Director and outline of expected roles:

Since joining the Bank in 1987, he has gained experience in the Management Planning Department, served as General Manager of the Management Planning Department and Tsuyama Branch, and has held the posts of supervisor of Bingo Regional Headquarters and the Business Marketing Promotion Department, as Managing Officer. He possesses deep knowledge in management planning and business promotion from a wealth of business experience. He has been serving as Managing Director since 2017, and has been aptly fulfilling those duties and responsibilities. The Bank nominates him as candidate for Director with the expectation that he will utilize his wealth of experience and wide range of knowledge to contribute to the Bank’s business performance development.

6

Tatsuo Hiramoto

[Reappointment]

[Male]

Date of birth

January 16, 1964

Term of office as Director:

3 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Number of shares of the Bank held:

14,929 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1987  Joined the Bank

Jun. 2009  General Manager, Mizushima Higashi Branch

Jun. 2011  General Manager, Tamashima Branch

Jun. 2013  General Manager, Tokyo Branch

Jun. 2015  Executive Officer and General Manager, Management Planning Department

Jun. 2017  Managing Executive Officer and General Manager, Management Planning Department

Apr. 2019  Managing Executive Officer, General Manager, Management Planning Department and General Manager, Cost Management Center

May 2019  Managing Executive Officer, General Manager, Management Planning Department, General Manager, Cost Management Center and General Manager, General Affairs Department

Jun. 2019  Managing Director (current position)

Responsibilities:

Credit Supervision Department, Administrative Planning Department and Treasury Administration Department

Reasons for selecting the candidate for Director and outline of expected roles:

Since joining the Bank in 1987, he has gained experience in the Credit Supervision Department, served as a General Manager of Tokyo Branch and Management Planning Department, and has held the posts of supervisor of Credit Supervision Department, Administrative Planning Department and Treasury Administration Department, as Managing Officer. He possesses deep knowledge in management planning and credit decision operation from a wealth of business experience. He has been serving as Managing Director since 2019, and has been aptly fulfilling those duties and responsibilities. The Bank nominates him as candidate for Director with the expectation that he will utilize his wealth of experience and wide range of knowledge to contribute to the Bank’s business performance development.

9

7

Hiromichi Kato

[Reappointment]

[Male]

Date of birth

September 20, 1962

Term of office as Director:

3 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Number of shares of the Bank held:

5,898 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1986  Joined the Bank

Jun. 2009  General Manager, Hiroshima Funairi Branch

Jun. 2011  General Manager, Hirai Branch

Jun. 2013  General Manager, Himeji Branch

Jun. 2015  General Manager, Financial Business Department and General Manager, Structured Finance Center

Jun. 2017  Executive Officer and General Manager, Tsuyama Branch

Jun. 2019  Managing Director (current position)

Responsibilities:

Funds & Securities Department, International Department and General Affairs Department

Reasons for selecting the candidate for Director and outline of expected roles:

Since joining the Bank in 1986, he has gained experience in the Funds &

Securities Department, served as General Manager of the Financial Business Department and Tsuyama Branch, and has held the posts of supervisor of Funds & Securities Department, International Department, as Managing Officer. He possesses deep knowledge in precise fund operations from his wealth of experience, as well as international business operations. He has been serving as Managing Director since 2019, and has been aptly fulfilling those duties and responsibilities. The Bank nominates him as candidate for Director with the expectation that he will utilize his wealth of experience and wide range of knowledge to contribute to the Bank’s business performance development.

8 Soichi Yamamoto [New candidate] [Male] Date of birth August 5, 1965 Number of shares of the Bank held: 7,960 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1988  Joined the Bank

Jun. 2011  General Manager, Hong Kong Branch

Jun. 2013  General Manager, Kannabe Branch

Jun. 2015  General Manager, Risk Management Department

Jun. 2017  General Manager, Tokyo Branch

Jun. 2019  Managing Executive Officer and General Manager, Head Office Business Department

Jun. 2021  Managing Executive Officer, General Manager, Chuo Regional Headquarters and General Manager, Head Office Business Department (current position)

Reasons for selecting the candidate for Director and outline of expected roles:

Since joining the Bank in 1988, he has gained experience in the Funds &

Securities Department and served as General Manager of the Risk Management Department, Chuo Regional Headquarters and Head Office Business Department. He possesses deep knowledge in fund operations and the Risk Management Department from his wealth of experience. He has been serving as Managing Executive Officer since 2019, and has been aptly fulfilling those duties and responsibilities. The Bank nominates him as candidate for Director with the expectation that he will utilize his wealth of experience and wide range of knowledge to contribute to the Bank’s business performance development.

10

9

Akira Kodera

[Reappointment]

[Outside]

[Independent]

[Male]

Date of birth

April 23, 1947

Term of office as Director:

6 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Number of shares of the Bank held:

5,200 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1970  Joined ITOCHU Corporation

Jun. 2000  Executive Officer, ITOCHU Corporation

Apr. 2002  Managing Executive Officer, ITOCHU Corporation

Jun. 2004  Representative Director and Managing Executive Officer, ITOCHU Corporation

Jun. 2006  Resigned from ITOCHU Corporation

Assumed the office of Representative Director, ITOCHU ENEX CO., LTD.

Jun. 2012  Chairman of the Board of Directors, ITOCHU ENEX CO., LTD.

Mar. 2015  Resigned from ITOCHU ENEX CO., LTD.

Jun. 2016  Outside Director, the Bank (current position)

Reasons for selecting the candidate for Outside Director and outline of expected roles:

He has held the posts of Representative Director and Managing Executive Officer of the ITOCHU Corporation and Representative Director, President and Chairman of ITOCHU ENEX CO., LTD. He possesses a wealth of corporate management experience and a high level of knowledge. The Bank nominates him as candidate for Outside Director with the expectation that he will give advice that utilizes his knowledge and experience as a corporate manager, and contribute to the strengthening of the viability of the decision-making functions and supervisory functions of the Board of Directors from his position of being independent from management.

(Notes)	1. There are no special interests between the candidates and the Bank.
2.	The Bank has entered into a directors and officers liability insurance contract with an insurance company, which covers legal damages and litigation expenses to be borne by insured persons, and the insurance premiums are fully borne by the Bank. However, the insurance contract does include certain exemption clauses, such as no compensation being given for liability attributable to acts in violation of laws or regulations that were carried out with full knowledge of their illegality. Each candidate for Director is insured under the insurance contract. The Bank plans to renew the insurance contract with the same contents at the next renewal.
3.	Mr. Akira Kodera is a candidate for Outside Director. The Bank has registered Mr. Akira Kodera at the Tokyo Stock Exchange as Independent Director/Auditor stipulated by the aforementioned Exchange. If this Proposal is approved as proposed, the Bank plans to designate Mr. Akira Kodera as Independent Director/Auditor.
4.	Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Bank has entered into an agreement with Outside Directors to limit their liability for damages as provided for by Article 423, Paragraph 1 of said Act. The liability amount for Outside Directors pursuant to such agreement shall be the minimum amount stipulated by laws and regulations. If this Proposal is approved as proposed, the Bank plans to continue to have the Agreement in effect with Mr. Akira Kodera.
5.	Mr. Akira Kodera is scheduled to assume the post of Outside Director at the time of the establishment of the holding company in Proposal No. 4, but if he is appointed Outside Director of the Bank in this Proposal, and if Proposal No. 4 is approved as proposed, he will resign as an Outside Director of the Bank on the day before the effective date of the sole share transfer related to Proposal No. 4 (scheduled for October 2, 2022) and assume the post of Outside Director of the holding company on October 3, 2022.

11

Proposal No. 3: Election of Seven (7) Directors Serving as Audit and Supervisory Committee Members

The terms of office of six (6) Directors serving as Audit and Supervisory Committee Members will expire at the conclusion of this Ordinary General Meeting of Shareholders. Accordingly, the election of seven (7) Directors serving as Audit and Supervisory Committee Members is proposed.

This proposal has received the approval of the Audit and Supervisory Committee.

The candidates for Director serving as Audit and Supervisory Committee Member are as follows:

No.	Name	Current position at the Bank		Attendance at meetings of the Board of Directors and the Audit and Supervisory Committee
1	Hiroyuki Ohara	Managing Director	[New candidate] [Male]	The Board of Directors’ meetings: 11/11 (100%) The Audit and Supervisory Committee’s meetings: –
2	Kotaro Kogame	Full-time Audit and Supervisory Committee Member	[Reappointment] [Male]	The Board of Directors’ meetings: 11/11 (100%) The Audit and Supervisory Committee’s meetings: 12/12 (100%)
3	Hiromichi Furuya	Audit and Supervisory Committee Member	[Reappointment] [Outside] [Independent] [Male]	The Board of Directors’ meetings: 11/11 (100%) The Audit and Supervisory Committee’s meetings: 12/12 (100%)
4	Toshihide Saito	Audit and Supervisory Committee Member	[Reappointment] [Outside] [Independent] [Male]	The Board of Directors’ meetings: 11/11 (100%) The Audit and Supervisory Committee’s meetings: 12/12 (100%)
5	Kazuhiro Tanaka	Audit and Supervisory Committee Member	[Reappointment] [Outside] [Independent] [Male]	The Board of Directors’ meetings: 10/11 (90.9%) The Audit and Supervisory Committee’s meetings: 12/12 (100%)
6	Yukiyo Kiyono	Audit and Supervisory Committee Member	[Reappointment] [Outside] [Independent] [Female]	The Board of Directors’ meetings: 11/11 (100%) The Audit and Supervisory Committee’s meetings: 11/12 (91.6%)
7	Yasuhiro Hitomi		[New candidate] [Outside] [Independent] [Male]	The Board of Directors’ meetings: – The Audit and Supervisory Committee’s meetings: –

12

1

Hiroyuki Ohara

[New candidate]

[Male]

Date of birth

July 10, 1962

Term of office as Director:

3 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Number of shares of the Bank held:

6,079 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1985  Joined the Bank

Feb. 2006  General Manager, Takehara Branch

Feb. 2008  General Manager supervising Credit Supervision Department and General Manager, Management Support Center

Jun. 2011  General Manager, Yonago Branch

Jun. 2013  General Manager, Credit Supervision Department

Jun. 2017  Executive Officer and General Manager, Personnel Department

Jun. 2019  Managing Director (current position)

Responsibilities:

Compliance & Risk Management Department and Computer System Department

Reasons for selecting the candidate for Director serving as Audit and Supervisory Committee Member and outline of expected roles:

Since joining the Bank in 1985, he has gained experience in the Credit Supervision Department, served as General Manager of the Credit Supervision Department and Personnel Department, and has held the posts of supervisor of Compliance Department, Risk Management Department and Computer System Department, as Managing Officer. He possesses deep knowledge in risk management and credit decision operation from a wealth of business experience. He has been serving as Managing Director since 2019, and has been aptly fulfilling those duties and responsibilities. The Bank nominates him as candidate for Director serving as Audit and Supervisory Committee Member with the expectation that he will utilize his wealth of experience and wide range of knowledge to audit the execution of duties by Directors in a fair and appropriate manner as Audit and Supervisory Committee Member.

2

Kotaro Kogame

[Reappointment]

[Male]

Date of birth

February 26, 1961

Term of office as Director serving as Audit and Supervisory Committee Member:

3 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Attendance at meetings of the Audit and Supervisory Committee:

12/12 (100%)

Number of shares of the Bank held:

9,229 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1984  Joined the Bank

Jun. 2007  General Manager, Marugame Branch

Feb. 2010  General Manager, Risk Management Department

Jun. 2013  General Manager, Hiroshima Branch

Jun. 2015  Commissioner and General Manager, Hiroshima Branch

Jun. 2016  Commissioner and General Manager, NEXT 10 Promotion Department

Jun. 2017  Executive Officer and General Manager, Audit & Inspection Department

Jun. 2019  Director (Full-time Audit and Supervisory Committee Member) (current position)

Reasons for selecting the candidate for Director serving as Audit and Supervisory Committee Member and outline of expected roles:

Since joining the Bank in 1984, he has gained experience in the Business Marketing Promotion Department and Planning and Statistics Department, and has served as General Manager of the Risk Management Department, NEXT 10 Promotion Department (supervisor of Chugin-no-kokoro, diversity promotion, ES improvement, etc.) and Audit & Inspection Department. He possesses a wealth of business experience and a wide range of knowledge. The Bank nominates him as candidate for Director serving as Audit and Supervisory Committee Member with the expectation that he will audit the execution of duties by Directors in a fair and appropriate manner as Audit and Supervisory Committee Member.

13

3

Hiromichi Furuya

[Reappointment]

[Outside]

[Independent]

[Male]

Date of birth

August 27, 1948

Term of office as Outside Director:

6 years (at the conclusion of this General Meeting of Shareholders)

Term of office as Director serving as Audit and Supervisory Committee Member:

6 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Attendance at meetings of the Audit and Supervisory Committee:

12/12 (100%)

Number of shares of the Bank held:

4,400 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1971  Joined Okayama Prefectural Government

Apr. 2006  General Manager, Agriculture, Forestry and Fisheries Department

Apr. 2008  Public Corporation Manager

Apr. 2009  Assumed the office of Deputy Governor, Okayama Prefecture

Nov. 2012  Resigned from Deputy Governor, Okayama Prefecture

Jun. 2013  Outside Audit & Supervisory Board Member, the Bank

Jun. 2016  Outside Director (Audit and Supervisory Committee Member) (current position)

Reasons for selecting the candidate for Director serving as Audit and Supervisory Committee Member and outline of expected roles:

Having held key prefectural posts such as Deputy Governor of Okayama Prefecture, he possesses a wealth of experience and knowledge on prefectural governance. The Bank nominates him as a candidate for Outside Director serving as Audit and Supervisory Committee Member with the expectation that he will ensure the appropriateness of decision-making in the Board of Directors of the Bank and contribute to strengthening the audit and supervision system as Audit and Supervisory Committee Member.

Supplementary information on independence

The Bank has bank deposit transactions with Mr. Hiromichi Furuya; however, the percentage of the transaction amount to the total deposit balance of the Bank is less than 0.1%.

Mr. Hiromichi Furuya satisfies the “Independence Criteria for Outside Officers” of the Bank, and there is no issue concerning his independence.

14

4

Toshihide Saito

[Reappointment]

[Outside]

[Independent]

[Male]

Date of birth

July 16, 1952

Term of office as Outside Director:

6 years (at the conclusion of this General Meeting of Shareholders)

Term of office as Director serving as Audit and Supervisory Committee Member:

6 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Attendance at meetings of the Audit and Supervisory Committee:

12/12 (100%)

Number of shares of the Bank held:

5,200 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1976  Joined Kao Soap Co., Ltd. (currently Kao Corporation)

Jun. 2004  Director and Executive Officer, Kao Corporation

Jun. 2012 Director and Managing Executive Officer, Kao Corporation

Mar. 2014 Resigned from Kao Corporation

Jun. 2016 Outside Director, the Bank (Audit and Supervisory Committee Member) (current position)

Reasons for selecting the candidate for Director serving as Audit and Supervisory Committee Member and outline of expected roles:

He possesses a wealth of experience and a high level of knowledge regarding corporate management from holding positions in the legal and compliance departments of Kao Corporation as a Director and Managing Executive Officer. The Bank nominates him as a candidate for Outside Director serving as Audit and Supervisory Committee Member with the expectation that he will ensure the appropriateness of decision-making in the Board of Directors of the Bank and contribute to strengthening the audit and supervision system as Audit and Supervisory Committee Member.

Supplementary information on independence

The Bank has bank deposit transactions with Mr. Toshihide Saito; however, the percentage of the transaction amount to the total deposit balance of the Bank is less than 0.1%. There is no business transaction between the Bank and Kao Corporation.

Mr. Toshihide Saito satisfies the “Independence Criteria for Outside Officers” of the Bank, and there is no issue concerning his independence.

15

5

Kazuhiro Tanaka

[Reappointment]

[Outside]

[Independent]

[Male]

Date of birth

November 27, 1957

Term of office as Outside Director:

5 years (at the conclusion of this General Meeting of Shareholders)

Term of office as Director serving as Audit and Supervisory Committee Member:

5 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

10/11 (90.9%)

Attendance at meetings of the Audit and Supervisory Committee:

12/12 (100%)

Number of shares of the Bank held:

12,000 shares

Past experience, positions, responsibilities, and significant concurrent positions

Sep. 1981 Joined Tohmatsu Aoki Audit Firm (currently Deloitte Touche Tohmatsu LLC)

Mar. 1985 Registered as Certified Public Accountant

Sep. 1986 Resigned from Tohmatsu Aoki Audit Firm

Oct. 1986 Joined Chikashi Tanaka Certified Tax Accountant Firm

Established Kazuhiro Tanaka CPA Firm

Oct. 2015 Established TANAKA tax accounting office (currently, the Japanese name is changed; the English name unchanged)

Representative Partner (current position)

Jun. 2017 Outside Director, the Bank (Audit and Supervisory Committee Member) (current position)

Reasons for selecting the candidate for Director serving as Audit and Supervisory Committee Member and outline of expected roles:

Through his many years of experience as a certified public accountant, he has gained a wealth of experience, as well as a high level of knowledge and specialization regarding finance and accounting. The Bank nominates him as a candidate for Outside Director serving as Audit and Supervisory Committee Member with the expectation that he will ensure the appropriateness of decision-making in the Board of Directors of the Bank and contribute to strengthening the audit and supervision system as Audit and Supervisory Committee Member.

Supplementary information on independence

The Bank has bank deposit transactions with Mr. Kazuhiro Tanaka; however, the percentage of the transaction amount to the total deposit balance of the Bank is less than 0.1%. He is a representative of a tax accounting office, but the Bank has no advisory agreements entered into with him, neither has it made any payment to him, except for remuneration payment as an officer.

Mr. Kazuhiro Tanaka satisfies the “Independence Criteria for Outside Officers” of the Bank, and there is no issue concerning his independence.

16

6

Yukiyo
Kiyono

[Reappointment]

[Outside]

[Independent]

[Female]

Date of birth

December 13, 1963

Term of office as Outside Director:

2 years (at the conclusion of this General Meeting of Shareholders)

Term of office as Director serving as Audit and Supervisory Committee Member:

2 years (at the conclusion of this General Meeting of Shareholders)

Attendance at meetings of the Board of Directors:

11/11 (100%)

Attendance at meetings of the Audit and Supervisory Committee:

11/12 (91.6%)

Number of shares of the Bank held:

2,100 shares

Past experience, positions, responsibilities, and significant concurrent positions

Apr. 1993 Judicial apprentice

Apr. 1995 Registered as attorney-at-law

Apr. 1995 Joined Kondo Gennosuke Law Office (currently Legal Professional Corporation Taiyo Sogo Law Office)

May 2002 Resigned from Kondo Gennosuke Law Office

Apr. 2004 Established Kiyono Law Office

Attorney-at-law, Kiyono Law Office (current position)

       2009 Vice Chairman, Okayama Lawyers Association

Jun. 2020 Outside Director, the Bank (Audit and Supervisory Committee Member) (current position)

Reasons for selecting the candidate for Director serving as Audit and Supervisory Committee Member and outline of expected roles:

Through her many years of experience as an attorney-at-law, she has gained a wealth of experience, as well as a high level of knowledge and specialization regarding legal affairs and gender equality. The Bank nominates her as a candidate for Outside Director serving as Audit and Supervisory Committee Member with the expectation that she will ensure the appropriateness of decision-making in the Board of Directors of the Bank and contribute to strengthening the audit and supervision system as Audit and Supervisory Committee Member.

Supplementary information on independence

The Bank has bank deposit transactions with Ms. Yukiyo Kiyono; however, the percentage of the transaction amount to the total deposit balance of the Bank is less than 0.1%. She is a representative of the law office, but the Bank has no advisory agreements entered into with her, neither has it made any payment to her, except for remuneration payment as an officer.

Ms. Yukiyo Kiyono satisfies the “Independence Criteria for Outside Officers” of the Bank, and there is no issue concerning her independence.

17

7 Yasuhiro Hitomi [New candidate] [Outside] [Independent] [Male] Date of birth February 17, 1957 Number of shares of the Bank held: -

Past experience, positions, responsibilities, and significant concurrent positions

Mar. 1979 Joined SHIMANO INC.

Jan. 2008 Head of Fishing Operations Division, Vice President, Development and Design Department, SHIMANO INC.

Feb. 2009 Head of Fishing Operations Division, Vice President, Development and Design Department and Vice President, Fishing Sales Promotion Planning Department, SHIMANO INC.

Mar. 2010 Director, Head of Fishing Operations Division and Vice President, Development and Design Department, SHIMANO INC.

Jan. 2017 Director, In charge of Fishing Operations Division and Development and Design Department, SHIMANO INC.

Mar. 2018 Advisor, SHIMANO INC.

Mar. 2021 Resigned as Advisor, SHIMANO INC.

Reasons for selecting the candidate for Director serving as Audit and Supervisory Committee Member and outline of expected roles:

He has a wealth of experience and a high level of knowledge from serving as Director of SHIMANO INC., in the Development and Design Department. The Bank nominates him as a candidate for Outside Director serving as Audit and Supervisory Committee Member with the expectation that he will ensure the appropriateness of decision-making in the Board of Directors of the Bank and contribute to strengthening the audit and supervision system as Audit and Supervisory Committee Member.

Supplementary information on independence

The Bank has bank deposit transactions with Mr. Yasuhiro Hitomi; however, the percentage of the transaction amount to the total deposit balance of the Bank is less than 0.1%. There is no business transaction between the Bank and SHIMANO INC.

Mr. Yasuhiro Hitomi satisfies the “Independence Criteria for Outside Officers” of the Bank, and there is no issue concerning his independence.

(Notes)	1. There are no special interests between the candidates and the Bank.
2.	The Bank has entered into a directors and officers liability insurance contract with an insurance company, which covers legal damages and litigation expenses to be borne by insured persons, and the insurance premiums are fully borne by the Bank. However, the insurance contract does include certain exemption clauses, such as no compensation being given for liability attributable to acts in violation of laws or regulations that were carried out with full knowledge of their illegality. Each candidate for Director is insured under the insurance contract. The Bank plans to renew the insurance contract with the same contents at the next renewal.
3.	Messrs. Hiromichi Furuya, Toshihide Saito, Kazuhiro Tanaka, Yasuhiro Hitomi and Ms. Yukiyo Kiyono are candidates for Outside Director. The Bank has registered Messrs. Hiromichi Furuya, Toshihide Saito, Kazuhiro Tanaka and Ms. Yukiyo Kiyono at the Tokyo Stock Exchange as Independent Director/Auditor stipulated by the aforementioned Exchange. If this Proposal is approved as proposed, the Bank plans to designate Messrs. Hiromichi Furuya, Toshihide Saito, Kazuhiro Tanaka, Yasuhiro Hitomi and Ms. Yukiyo Kiyono as Independent Director/Auditor.
4.	Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Bank has entered into an agreement with Outside Directors to limit their liability for damages as provided for by Article 423, Paragraph 1 of said Act. The liability amount for Outside Directors pursuant to such agreement shall be the minimum amount stipulated by laws and regulations. If Messrs. Hiromichi Furuya, Toshihide Saito, Kazuhiro Tanaka and Ms. Yukiyo Kiyono are reappointed, the Bank plans to continue to have the Agreement in effect with them. If the appointment of Mr. Yasuhiro Hitomi is approved as proposed, the Bank plans to enter into the Agreement with him.
5.	At the time of the establishment of the holding company in Proposal No. 4, Mr. Hiroyuki Ohara is scheduled to assume the post of Full-time Audit and Supervisory Committee Member and Mr. Toshihide Saito, Mr. Kazuhiro Tanaka and Ms. Yukiyo Kiyono are scheduled to assume the post of Outside Audit and Supervisory Committee Member, but if they are appointed Full-time Audit and Supervisory Committee Member and Outside Audit and Supervisory Committee Members of the Bank in this Proposal, and if Proposal No. 4 is approved as proposed, they will resign as Full-time Audit and Supervisory Committee Member and Outside Audit and Supervisory Committee Members of the Bank on the day before the effective date of the sole share transfer related to Proposal No. 4 (scheduled for October 2, 2022) and assume the post of Full-time Audit and Supervisory Committee Member and Outside Audit and Supervisory Committee Members of the holding company on October 3, 2022.

18

(Reference) Directors’ Skill Matrix

Name			Internal Directors: Areas with advanced knowledge or experience Outside Directors: Areas with advanced knowledge and specialized expertise
			Corporate management/ Sustainability	Corporate strategy	Compliance/ risk management	Human resources management
Directors (Excluding Audit and Supervisory Committee Members)	Sadanori Kato		●	●	●	●
	Koji Terasaka		●		●	●
	Ikuhide Harada		●	●	●	●
	Masato Miyanaga		●	●	●
	Shinichi Taniguchi		●	●
	Tatsuo Hiramoto		●	●	●
	Hiromichi Kato		●
	Soichi Yamamoto	[New candidate]			●
	Akira Kodera	[Outside]	●	●		●
Directors Serving as Audit and Supervisory Committee Members	Hiroyuki Ohara	[New candidate]	●		●	●
	Kotaro Kogame		●		●
	Hiromichi Furuya	[Outside]				●
	Toshihide Saito	[Outside]	●	●	●	●
	Kazuhiro Tanaka	[Outside]
	Yukiyo Kiyono	[Outside]
	Yasuhiro Hitomi	[New candidate] [Outside]	●	●

*This does not represent all the knowledge and experience possessed by each Director.

19

Sales	Corporate examination	Market operation	System/DX	Finance and accounting	Legal affairs	Regional administration
●			●
●	●
●			●
●	●
●
●	●
●		●
●		●
●
●	●		●
●
●
●
●
●

20

Proposal No. 4： Establishment of a Sole Parent Company Through Share Transfer

At the Board of Directors meeting held on May 13, 2022, the Bank resolved on the establishment of the sole parent company Chugin Financial Group, Inc. (the "Holding Company") through a sole-share transfer (the "Share Transfer") with a (planned) effective date of October 3, 2022, upon preparing a share transfer plan concerning the Share Transfer (the "Share Transfer Plan").

This proposal requests the approval of shareholders for the Share Transfer Plan, and the reasons for carrying out the Share Transfer and the details of the Share Transfer Plan are as follows.

1. Reason and Purpose of the Share Transfer, etc.

(1)　Reason and Purpose

The Group's corporate principle is to "create with our community, customers and employees a rich future that we can all share." To this end, it has undertaken activities to sustainably develop regional society by creating a sound corporate culture that can accurately respond to customer needs.

Regional society today faces various social issues and rapid changes that include social structural changes such as a decreasing population and aging society, the spread of COVID-19 and the digitalization development opportunities that it affords, as well as the acceleration of global decarbonization efforts to combat global warming. This type of environment greatly affects the lifestyles of individuals and the business activities of corporations, and makes the issues faced by regional society and customers ever greater and more complex, leading to continued significant changes in the role to be played by regional financial institutions.

In order for the Group to contribute to the sustainable development of regional society in this type of business environment, it has decided to change to a holding company structure as an organizational structure that will allow it to enhance its service menu even further than that to date through an “expansion of service focus,” implement an “appropriate allocation of management resources” so it can continue to provide that enhanced service menu, and continue to pursue “the evolution of group governance.” It will strive to improve corporate value by establishing a sustainable business model that will allow it to flexibly respond to changes in the business environment and mutually develop together with both regional society and customers, and also evolving into a comprehensive services business focused on finance.

(2)　Procedure for changing to a holding company structure

The Bank plans to change to a holding company structure through the following method.

21

[Stage 1] Establishment of the Holding Company through a sole-share transfer

By establishing the Holding Company through the Share Transfer with October 3, 2022, as the effective date, the Bank will become a wholly owned subsidiary of the Holding Company.

(Notes)　1.    In addition, there are the following seven non-consolidated subsidiaries: Chugin Investment Enterprise Partnership 4, Chugin Agriculture Support Fund Investment Limited Partnership, Chugin Innovation Fund Investment Limited Partnership, Chugin Agriculture Fund Investment Limited Partnership, Chugin Sunny Country Infrastructure Fund Investment Limited Partnership, Chugin Bridge Fund Investment Limited Partnership, and Chugin Infinity Fund 1st Investment Limited Partnership.

2.     There is also an affiliated company, Okayama Capital Management Co., Ltd

3.     SETONOWA Co., Ltd. is a non-consolidated subsidiary.

4.     The (provisional) strategic consulting company is planned to be established by October 3, 2022, subject to the approvals, etc. of the competent authorities.

22

[Stage 2] Reorganization of operating companies within the Group

After the establishment of the Holding Company, from the perspective of further strengthening, etc. cooperation and synergies within the Group, the Bank plans to reorganize a total of eight companies as direct investment subsidiaries of the Holding Company using, for example, the method of distribution in kind to the Holding Company of all shares held by the Bank: The Chugin Lease Company, Limited, Chugin Securities Co., Ltd., The Chugin Card Company, Limited, Chugin Asset Management Company, Limited, Chugin Capital Partners, Limited, Chugin Human Innovations Co., Ltd., and the (provisional) strategic consulting company, which are the Bank’s seven consolidated subsidiaries, and SETONOWA Co., Ltd., which is the Bank’s non-consolidated subsidiary.

(3)　Other

The Holding Company will be established as a company with an audit and supervisory committee in order to strengthen auditing and supervisory functions with respect to the Board of Directors and executives.

Since the Bank will become a wholly owned subsidiary of the Holding Company due to the Share Transfer, the shares of the Bank will be delisted. The Bank plans to apply for listing of the Holding Company shares to be delivered to shareholders as consideration for the Bank’s shares on the Prime Market of the Tokyo Stock Exchange, Inc. ("TSE"). The listing date is subject to review by TSE, but is planned for October 3, 2022, which is the date of registration of establishment of the Holding Company (the effective date of the Share Transfer).

23

2. Outline of the Content of the Share Transfer Plan

The content of the Share Transfer Plan is as described in the "Share Transfer Plan (Copy)" below.

Share Transfer Plan (Copy)

The Chugoku Bank, Limited (the "Bank") establishes the following Share Transfer Plan (the "Plan") to transfer shares in order to establish a sole parent company (the "Holding Company") established by share transfer with the Bank as a wholly owned subsidiary company resulting from the share transfer.

Article 1 Share Transfer

In accordance with the provisions of the Plan, the Bank shall engage in a share transfer (the "Share Transfer") by making the Holding Company acquire all of the issued shares of the Bank on the Holding Company Establishment Date (defined in Article 7), by means of the method of sole-share transfer.

Article 2 Holding Company Purpose, Trade Name, Location of Head Office, Total Number of Authorized Shares, and Other Matters Specified in Articles of Incorporation

1.　The purpose, trade name, location of head office, and total number of authorized shares of the Holding Company shall be as follows.

(1)　Purpose

The purpose of the Holding Company shall be as described in Article 2 of Appendix 1: Chugin Financial Group, Inc. Articles of Incorporation.

(2)　Trade Name

The trade name of the Holding Company is Kabushiki Kaisha Chugin Financial Group, which is represented in English as Chugin Financial Group, Inc.

(3)　Location of Head Office

The head office of the Holding Company will be located in Okayama City, at the address 15-20 Marunouchi 1 chome, Kita-ku, Okayama-shi.

(4)　Total Number of Authorized Shares

The total number of authorized shares of the Holding Company is 500 million shares.

2.　In addition to the matters prescribed in the previous paragraph, the matters prescribed in the Articles of Incorporation of the Holding Company shall be as described in Appendix 1: Chugin Financial Group, Inc. Articles of Incorporation.

Article 3 Names of the Directors and Accounting Auditor at the Time of Establishment of the Holding Company

1.　The names of the Directors at the time of establishment of the Holding Company (excluding Directors at the time of establishment who are Audit and Supervisory Committee Members at the time of establishment) are as follows.

(1)　Director Sadanori Kato

(2) Director Koji Terasaka

(3) Director Ikuhide Harada

(4) Director Masato Miyanaga

(5) Outside Director Akira Kodera

2.　The names of Directors at the time of establishment of the Holding Company who are Audit and Supervisory Committee Members at the time of establishment are as follows.

(1) Director Hiroyuki Ohara

(2) Outside Director Toshihide Saito

(3) Outside Director Kazuhiro Tanaka

(4) Outside Director Yukiyo Kiyono

3.　The name of the accounting auditor at the time of establishment of the Holding Company is as follows.

KPMG AZSA LLC

24

Article 4 Shares to be Delivered at the Time of the Share Transfer and Their Allocation

1. At the time of the Share Transfer, the Holding Company shall deliver to the shareholders of the Bank at the point in time (the "Record Time") immediately before the point in time of the acquisition of all of the issued shares of the Bank, in place of the common shares of the Bank they hold, common shares of the Holding Company in a number equivalent to the total number obtained by multiplying the total number of common shares issued by the Bank at the Record Time by one.

2. The Holding Company shall allocate the common shares of the Holding Company to be delivered pursuant to the provisions of the preceding paragraph to the shareholders of the Bank at the Record Time, with one common share of the Holding Company for each common share of the Bank that they hold.

Article 5 Matters Concerning the Capital and Reserves of the Holding Company

The amount of capital and reserves at the time of establishment of the Holding Company shall be as follows.

(1) Amount of capital

16 billion yen

(2) Amount of capital reserve

4 billion yen

(3) Amount of retained earnings reserve

0 yen

Article 6 Stock Acquisition Rights to be Delivered at the Time of the Share Transfer and Their Allocation

1. At the time of the Share Transfer, the Holding Company shall respectively deliver to the stock acquisition rights holders of each stock acquisition right issued by the Bank listed in Column 1 from (i) to (xiii) in the table below at the Record Time, in exchange for of the Bank stock acquisition rights they respectively hold, the Holding Company stock acquisition rights listed in Column 2 in the same number as the total number of such Bank stock acquisition rights at the Record Time.

	Column 1		Column 2
	Name	Details	Name	Details
(i)	The Chugoku Bank, Limited First stock acquisition rights	Stated in Appendix 2-(i)-1	Chugin Financial Group, Inc. First stock acquisition rights	Stated in Appendix 2-(i)-2
(ii)	The Chugoku Bank, Limited Second stock acquisition rights	Stated in Appendix 2-(ii)-1	Chugin Financial Group, Inc. Second stock acquisition rights	Stated in Appendix 2-(ii)-2
(iii)	The Chugoku Bank, Limited Third stock acquisition rights	Stated in Appendix 2-(iii)-1	Chugin Financial Group, Inc. Third stock acquisition rights	Stated in Appendix 2-(iii)-2
(iv)	The Chugoku Bank, Limited Fourth stock acquisition rights	Stated in Appendix 2-(iv)-1	Chugin Financial Group, Inc. Fourth stock acquisition rights	Stated in Appendix 2-(iv)-2
(v)	The Chugoku Bank, Limited Fifth stock acquisition rights	Stated in Appendix 2-(v)-1	Chugin Financial Group, Inc. Fifth stock acquisition rights	Stated in Appendix 2-(v)-2
(vi)	The Chugoku Bank, Limited Sixth stock acquisition rights	Stated in Appendix 2-(vi)-1	Chugin Financial Group, Inc. Sixth stock acquisition rights	Stated in Appendix 2-(vi)-2
(vii)	The Chugoku Bank, Limited Seventh stock acquisition rights	Stated in Appendix 2-(vii)-1	Chugin Financial Group, Inc. Seventh stock acquisition rights	Stated in Appendix 2-(vii)-2
(viii)	The Chugoku Bank, Limited Eighth stock acquisition rights	Stated in Appendix 2-(viii)-1	Chugin Financial Group, Inc. Eighth stock acquisition rights	Stated in Appendix 2-(viii)-2
(ix)	The Chugoku Bank, Limited Ninth stock acquisition rights	Stated in Appendix 2-(ix)-1	Chugin Financial Group, Inc. Ninth stock acquisition rights	Stated in Appendix 2-(ix)-2

25

(x)	The Chugoku Bank, Limited Tenth stock acquisition rights	Stated in Appendix 2-(x)-1	Chugin Financial Group, Inc. Tenth stock acquisition rights	Stated in Appendix 2-(x)-2
(xi)	The Chugoku Bank, Limited Eleventh stock acquisition rights	Stated in Appendix 2-(xi)-1	Chugin Financial Group, Inc. Eleventh stock acquisition rights	Stated in Appendix 2-(xi)-2
(xii)	The Chugoku Bank, Limited Twelfth stock acquisition rights	Stated in Appendix 2-(xii)-1	Chugin Financial Group, Inc. Twelfth stock acquisition rights	Stated in Appendix 2-(xii)-2
(xiii)	The Chugoku Bank, Limited Thirteenth stock acquisition rights	Stated in Appendix 2-(xiii)-1	Chugin Financial Group, Inc. Thirteenth stock acquisition rights	Stated in Appendix 2-(xiii)-2

Appendix 2, which contains each details column, is included in the “141st Ordinary General Meeting of Shareholders Reference Documents for the General Meeting of Shareholders (Supplement).”

2. At the time of the Share Transfer, the Holding Company shall respectively allocate one stock acquisition right listed in Column 2 for each unit of the stock acquisition rights listed in Column 1 from (i) to (xviii) in the table in the preceding paragraph to the holders of stock acquisition rights of the Bank at the Record Time.

Article 7 Establishment Date of the Holding Company

The date on which the establishment of the Holding Company is to be registered (the “Holding Company Establishment Date”) shall be October 3, 2022; provided, however, that the Holding Company Establishment Date may be changed by a resolution of the Board of Directors of the Bank if necessary due to the progress of the procedures for the Share Transfer or other reasons.

Article 8 General Meeting of Shareholders to Approve the Plan

The Bank shall convene an Ordinary General Meeting of Shareholders with June 24, 2022, as the meeting date and request approval of the Plan and resolutions on matters necessary for the Share Transfer; provided, however, that the date of such General Meeting of Shareholders may be changed by a resolution of the Board of Directors of the Bank if necessary due to the progress of the procedures for the Share Transfer or other reasons.

Article 9 Stock Exchange of Listing for the Holding Company

The Holding Company plans to list its issued common shares on the Prime Market of the Tokyo Stock Exchange, Inc. on the Holding Company Establishment Date.

Article 10 Administrator of the Shareholder Registry for the Holding Company

The administrator of the shareholder registry for the Holding Company will be Mitsubishi UFJ Trust and Banking Corporation.

Article 11 Retirement of Treasury Shares

By the Record Time, the Bank shall retire the treasury shares held by the Bank that can practically be retired (including treasury shares acquired through a buyback of shares pertaining to the exercise of the appraisal right stipulated in Article 806(1) of the Companies Act that is exercised during the Share Transfer) by passing a resolution at a Board of Directors meeting convened no later than the day before the Holding Company Establishment Date.

Article 12 Effect of the Plan

If the General Meeting of Shareholders of the Bank set forth in Article 8 does not approve the Plan and resolve the matters necessary for the Share Transfer, or if the approvals, etc. of the relevant government agencies stipulated by domestic and foreign laws and regulations regarding the Share Transfer (including, but not limited to, the approval stipulated in Article 52-17 of the Banking Act regarding the Share Transfer) are not obtained by the Holding Company Establishment Date, or if the Share Transfer is suspended based on the following Article, the Plan shall cease to be effective.

26

Article 13 Changes, etc. to the Plan

If, between the creation of the Plan and the Holding Company Establishment Date, there is a significant change in the Bank's assets or business conditions due to natural disasters or other reasons, or there is a serious hindrance to the execution of the Share Transfer, or it becomes difficult to achieve the purpose of the Plan for any other reason, the terms of the Share Transfer or other details of the Plan may be changed or the Share Transfer suspended by a resolution of the Board of Directors of the Bank.

Article 14 Matters not Provided

In addition to the matters stipulated in the Plan, the Board of Directors of the Bank will determine the matters necessary for the Share Transfer in accordance with the purpose of the Share Transfer.

May 13, 2022

15-20 Marunouchi 1-chome, Kita-ku, Okayama-shi, Okayama

The Chugoku Bank, Limited

Sadanori Kato, President      [seal]

27

Share Transfer Plan Appendix 1

Chugin Financial Group, Inc. Articles of Incorporation

Chapter 1 General Provisions

Article 1 Trade Name

The Company is named Kabushiki Kaisha Chugin Financial Group, which is represented in English as Chugin Financial Group, Inc.

Article 2 Purpose

As a bank holding company, the purpose of the Company is to carry out the following business.

(1) Banking business and other management of companies that can be held as subsidiaries pursuant to the Banking Act, and all other business incidental or related thereto; and

(2)	Business that can be conducted by the holding company of a bank pursuant to the Banking Act other than the businesses set forth in the preceding item.

Article 3 Location of Head Office

The head office of the Company is located in Okayama City.

Article 4 Organs

The Company shall have the following organs in addition to the General Meeting of Shareholders and Directors.

(1)       Board of Directors

(2)       Audit and Supervisory Committee

(3)       Accounting Auditor

Article 5 Method of Public Notice

The Company's public notices shall be published electronically; provided, however, that if an electronically published public notice is not possible due to an accident or other unavoidable grounds, public notice will be published in the Sanyo Shimbun, which is published in Okayama City, and the Nihon Keizai Shimbun, which is published in Tokyo.

Chapter 2 Shares

Article 6 Total Number of Authorized Shares

The total number of authorized shares of the Company is 500 million shares.

Article 7 Acquisition of Treasury Shares

Pursuant to the provisions of Article 165(2) of the Companies Act, the Company may acquire treasury shares through market transactions, etc. by a resolution of the Board of Directors.

Article 8 Share Unit Number

The number of shares in a unit of shares of the Company is 100 shares.

Article 9 Rights Regarding Shares of Less than One Unit

A shareholder of the Company may not exercise rights other than those listed below with respect to shares of less than one unit held by the shareholder.

(1)       Rights listed in the subparagraphs under Article 189(2) of the Companies Act;

(2)       Right to make a demand pursuant to the provisions of Article 166(1) of the Companies Act;

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(3)	Right to receive allocation of shares for subscription or allocation of stock acquisition rights in proportion to the number of shares held by the shareholder; and

(4)       Right to make a demand as prescribed in the following Article.

Article 10 Additional Purchase of Shares of Less than One Unit

Pursuant to the provisions set forth in the Share Handling Rules, shareholders of the Company may demand the sale of a number of shares sufficient to constitute a share unit when combined with the number of shares of less than one unit held by that shareholder.

Article 11 Administrator of Shareholder Registry

1. The Company has an administrator of the shareholder registry.

2. The administrator of the shareholder registry and the place at which the administrator of the shareholder registry handles its business shall be determined by resolution of the Board of Directors and stated in a public notice.

3. The preparation and keeping of the Company's shareholder registry and registry of stock acquisition rights and other administrative work concerning the shareholder registry and registry of stock acquisition rights will be delegated to the administrator of the shareholder registry and will not be handled at the Company.

Article 12 Share Handling Rules

The Company's procedures for the exercise of shareholder's rights and other handling of shares and the fees therefor shall be pursuant to the Share Handling Rules that are prescribed by the Board of Directors in addition to laws and regulations and these Articles of Incorporation.

Chapter 3 General Meeting of Shareholders

Article 13 Convocation

An Ordinary General Meeting of Shareholders of the Company shall be convened in the month of June every year, and an Extraordinary General Meeting of Shareholders shall be convened from time to time as necessary.

Article 14 Record Date of the Ordinary General Meeting of Shareholders

The record date for voting rights at the Ordinary General Meeting of Shareholders of the Company is March 31st every year.

Article 15 Convener and Chairperson

1. The Director and President will convene and chair the General Meeting of Shareholders unless otherwise provided for in laws and regulations.

2. If the Director and President is unable to do so, another Director shall convene and chair the General Meeting of Shareholders in the order previously determined by the Board of Directors.

Article 16 Electronic Provision Measures, etc.

1. When a General Meeting of Shareholders is convened, the Company shall take measures to electronically provide information that is the content of reference documents, etc. for the General Meeting of Shareholders.

2. The Company may omit all or part of matters for which electronic provision measures are taken and prescribed by an Order of the Ministry of Justice from the documents that are delivered to shareholders who requested delivery of documents by the record date for voting rights.

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Article 17 Exercise of Voting Rights by Proxy

1. A shareholder may act as proxy and exercise voting rights for one other shareholder who has voting rights in the Company.

2. The shareholder or proxy must submit a document certifying the proxy rights to the Company for each General Meeting of Shareholders.

Article 18 Method of Resolution

1. Except where otherwise provided by laws or regulations or these Articles of Incorporation, a resolution of the General Meeting of Shareholders shall be made by a majority of the voting rights of the shareholders present at the meeting who are entitled to exercise voting rights.

2. The resolutions prescribed Article 309(2) of the Companies Act are made by at least two-thirds of the voting rights of the shareholders present at the meeting where the shareholders holding at least one-third of voting rights of the shareholders who are entitled to exercise voting rights are present.

Chapter 4 Directors, Board of Directors, and Audit and Supervisory Committee

Article 19 Number

1. The number of Directors of the Company (excluding those who are Audit and Supervisory Committee Members) shall be no more than 10.

2. The number of Directors who are Audit and Supervisory Committee Members of the Company shall be no more than eight.

Article 20 Appointment Method

1. Directors shall be appointed at a General Meeting of Shareholders distinguishing between Directors who are Audit and Supervisory Committee Members and other Directors.

2. Resolutions for the appointment of Directors shall be made by a majority of the voting rights of the shareholders present at the meeting where the shareholders holding at least one-third of voting rights of the shareholders who are entitled to exercise voting rights are present.

3. Cumulative voting is not used for resolutions to appoint Directors.

Article 21 Term of Office

1. The term of office of a Director (excluding those who are Audit and Supervisory Committee Members) shall expire at the close of the Ordinary General Meeting of Shareholders held with respect to the last fiscal year ending within one year of his or her appointment.

2. The term of office of a Director who is an Audit and Supervisory Committee Member shall expire at the close of the Ordinary General Meeting of Shareholders held with respect to the last fiscal year ending within two years of his or her appointment.

3. The term of office of a Director who is an Audit and Supervisory Committee Member and was appointed to fill a vacancy left by a Director who was an Audit and Supervisory Committee Member but resigned before the expiration of his or her term of office shall be until the expiration of the term of office of the Director who was an Audit and Supervisory Committee Member but resigned.

Article 22 Representative Director and Executive Directors

1. The Board of Directors shall select a Representative Director from among the Directors (excluding those who are Audit and Supervisory Committee Members) by resolution.

2. The board of directors may establish one chairperson, one president, several vice-presidents, and several senior managing directors and managing directors from among the Directors (excluding those who are Audit and Supervisory Committee Members) by resolution.

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Article 23 Remuneration, etc.

Directors' remuneration, bonuses, and other benefits in the form of assets received from the Company as consideration for the performance of duties shall be determined by a resolution of a General Meeting of Shareholders, distinguishing between Directors who are Audit and Supervisory Committee Members and other Directors.

Article 24 Agreement Limiting Liability of Directors

Pursuant to the provisions of Article 427(1) of the Companies Act, the Company may execute agreements with Directors (excluding those who are executive directors, etc.) that limit the liability to compensate for damage due to a failure to perform duties; provided, however, that the limit amount for liability pursuant to such agreements shall be the limit amount stipulated in laws and regulations.

Article 25 Omission of Resolutions of Board of Directors Meetings

The Company shall deem a resolution of the Board of Directors to have been passed when the conditions set forth in Article 370 of the Companies Act have been met.

Article 26 Convener and Chairperson of Board of Directors

1. A Director previously determined by the Board of Directors shall convene and chair meetings of the Board of Directors, unless otherwise provided for by laws and regulations.

2. If the Director set forth in the preceding paragraph is unable to do so, another Director shall convene and chair the Board of Directors in the order previously determined by the Board of Directors.

Article 27 Convocation Notice of the Board of Directors

1. A notice convening a meeting of the Board of Directors shall be sent to each Director at least three days prior to the meeting; provided, however, that this period may be reduced if there is an urgent necessity.

2. A meeting of the Board of Directors may be held without convocation procedures with the consent of all Directors.

Article 28 Delegation of Important Business Execution Decisions

The Company may delegate all or part of important business execution decisions (excluding matters listed in the subparagraphs of Article 399-13(5) of the Companies Act) to Directors by resolution of the Board of Directors.

Article 29 Rules of the Board of Directors

In addition to laws and regulations and these Articles of Incorporation, matters relating to the Board of Directors are governed by the Rules of the Board of Directors prescribed by the Board of Directors.

Article 30 Convocation Notice of the Audit and Supervisory Committee

1. A notice convening a meeting of the Audit and Supervisory Committee shall be sent to each Audit and Supervisory Committee Member at least three days prior to the meeting; provided, however, that this period may be reduced if there is an urgent necessity.

2. An Audit and Supervisory Committee meeting may be held without convocation procedures with the consent of all Audit and Supervisory Committee Members.

Article 31 Full-time Audit and Supervisory Committee Members

The Audit and Supervisory Committee may appoint full-time Audit and Supervisory Committee Members by resolution.

Article 32 Rules of the Audit and Supervisory Committee

In addition to laws and regulations and these Articles of Incorporation, matters relating to the Audit and Supervisory Committee are governed by the Rules of the Audit and Supervisory Committee prescribed by the Audit and Supervisory Committee.

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Chapter 5 Calculations

Article 33 Fiscal Year

The fiscal year of the Company shall be one year from April 1 each year to March 31 the following year.

Article 34 Organ with Authority to Determine Dividends of Surplus, etc.

Unless otherwise provided for in laws and regulations, the Company may determine the matters listed in each subparagraph of Article 459(1) of the Companies Act by a resolution of the Board of Directors.

Article 35 Record Date for Dividends of Surplus

1. The record date for dividends of the Company at the end of a fiscal year shall be March 31 each year.

2. The Company’s record date for interim dividends is September 30th each year.

3. The Company may determine a record date other than those in the two preceding paragraphs and conduct a dividend of surplus.

Article 36 Time Limitation on Payment of Dividends

If the assets for dividends are monetary, the Company is released from its obligation to make such payment of dividends that have not been received after the lapse of five full years from the payment commencement date.

Supplementary Provisions

Article 1 First Fiscal Year

1. Notwithstanding the provisions of Article 33, the first fiscal year of the Company shall be from the date of establishment of the Company to March 31, 2023.

2. These Supplementary Provisions shall be deleted at the conclusion of the first Ordinary General Meeting of Shareholders after the establishment of the Company.

Article 2 Initial Remuneration, etc. for Directors

1. Notwithstanding the provisions of Article 23, the total amount of remuneration, etc. that will be paid in money for Directors (excluding Directors who are Audit and Supervisory Committee Members) from the date of establishment of the Company to the conclusion of the first Ordinary General Meeting of Shareholders shall be no more than 110 million yen per year (not including employee salaries for Directors who concurrently serve as employees).

2. Notwithstanding the provisions of Article 23, the total amount of remuneration, etc. that will be paid in money for Directors who are Audit and Supervisory Committee Members from the date of establishment of the Company to the conclusion of the first Ordinary General Meeting of Shareholders shall be no more than 40 million yen per year.

3. These Supplementary Provisions shall be deleted at the conclusion of the first Ordinary General Meeting of Shareholders after the establishment of the Company.

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3.  Outline of the Matters Listed in Each Subparagraph of Article 206 of the Regulations for Enforcement of the Companies Act

(1)       Matters relating to the appropriateness of consideration for a share transfer

(i)　Matters concerning consideration total and allocation

(a)       Share transfer ratio

For each common share of the Bank that they hold, one common share of the Holding Company will be allocated to the shareholders of the Bank listed or registered in the shareholder register of the Bank at the point in time immediately before the point in time (the “Record Time”) when the Holding Company acquires all of the issued shares of the Bank through the Share Transfer.

(b)       Share Unit Number

The Holding Company will adopt a share unit system, with one unit equaling 100 shares.

(c)       Basis for calculating the share transfer ratio

The Share Transfer is a sole share transfer by the Bank to establish one sole parent company, and there is no change in the shareholding structure of the Bank and the shareholding structure of the Holding Company at the time of the Share Transfer; therefore, and with the principal concern that no disadvantage be incurred by the shareholders of the Bank, each shareholder will receive an allocation of one share of the common stock of the Holding Company per share of the common stock of the Bank that it holds.

(d)       Calculation result, calculation method, and calculation basis by a third-party body

Due to the reason set forth in (c) above, the share transfer ratio is not calculated by a third-party body.

(e)       Number of new shares to be delivered through the share transfer (planned)

    185,751,145 shares

However, if there is a change in the total number of issued shares of the Bank prior to the Share Transfer taking effect, there will also be a change in the above number of new shares to be delivered by the Holding Company. Because all of the treasury shares held by the Bank that can practically be retired will be retired by the Record Time, the number of treasury shares (9,520,961 shares) held by the Bank as of March 31, 2022, are excluded from the above calculation of new shares to be delivered. If the number of treasury shares held by the Bank changes between March 31, 2022, and the Record Time due to the exercise of appraisal rights by the shareholders of the Bank, the number of new shares to be delivered by the Holding Company may change.

(ii)　Matters concerning the amount of capital and reserves, etc.

The amount of capital and reserves of the Holding Company are set within the scope of laws and regulations and are judged to be appropriate in light of the purpose and scale of the Holding Company and the capital policy, etc. after establishment.

(2)	Matters concerning the appropriateness of the provisions relating to stock acquisition rights delivered upon the share transfer

In the Share Transfer, since the nature of the stock acquisition rights of the Holding Company to be delivered to the stock acquisition right holders of the Bank in exchange for the stock acquisition rights they hold is almost the same as that of the stock acquisition rights of the Bank, and one share of Holding Company common stock will be allocated for each share of Bank common stock, allocating to stock acquisition right holders of the Bank one unit of stock acquisition rights of the Holding Company for each unit of stock acquisition rights of the Bank they hold is judged to be appropriate.

(3)   Matters concerning wholly-owned subsidiaries resulting from the share transfer

There has been no event having a material effect on the status of company assets that occurred after the last day of the most recent fiscal year of the Bank.

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4. Matters Concerning Persons who will be Directors of the Holding Company (excluding Persons who are Audit and Supervisory Committee Members)

The persons who will be Directors of the Holding Company (excluding persons who are Audit and Supervisory Committee Members) are as follows.

Name (Date of birth)	Past experience, position at the Bank, and responsibilities (Significant concurrent positions)	Number of shares of the Bank held	Number of shares of the Holding Company to be allocated
Sadanori Kato Date of birth August 23, 1957

Past experience, position at the Bank, responsibilities, and significant concurrent positions

Apr. 1981 Joined the Bank

Feb. 2003 General Manager, Kamogata Branch

Feb. 2005 General Manager, Konan Branch

Feb. 2008 Senior Deputy General Manager, Computer System Department

Jun. 2008 General Manager, Computer System Department

Jun. 2012 Commissioner and General Manager, Computer System Department

Jun. 2013 Director and General Manager, Personnel Department

Jun. 2015 Managing Director

Jun. 2017 Senior Managing Director (Representative Director)

Jun. 2019 Director and President (Representative Director) (current position)

Responsibilities:

Overall business, Secretariat, and NEXT 10 Promotion Department

Reasons for selecting the candidate for Director

and expected roles:

Sadanori Kato has held posts as the Managing Officer of the Bank’s Management Planning Department, Compliance Department, Computer System Department, and Risk Management Department, among others. He possesses both a wealth of experience and wide-ranging knowledge of the management and business operations of the Group, and a sense of balance and high trustworthiness.

He also has a wealth of management experience after having served as Director and President of the Bank for three years (and as Representative Director for five years).

The Bank nominates him as candidate for Director, as it expects him to utilize that experience and knowledge to both execute the management and business operations of the Group appropriately, fairly, and efficiently, and contribute to the Group’s sound and sustainable growth and to improving its medium-to-long term corporate value.

		24,357 shares	24,357 shares

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Name (Date of birth)	Past experience, position at the Bank, and responsibilities (Significant concurrent positions)	Number of shares of the Bank held	Number of shares of the Holding Company to be allocated
Koji Terasaka Date of birth October 25, 1957

Past experience, position at the Bank, responsibilities, and significant concurrent positions

Apr. 1980 Joined the Bank

Feb. 2003 General Manager, Hinase Branch

Jun. 2005 General Manager, Fuchu Branch

Jun. 2009 General Manager, Credit Supervision Department and General Manager, Credit Rating Center

Oct. 2011 General Manager, Credit Supervision Department

Jun. 2012 Commissioner and General Manager, Credit Supervision Department

Jun. 2013 Director and General Manager, Shikoku Regional Headquarters

Feb. 2015 Director and General Manager, Head Office Business Department

Jun. 2017 Managing Director

Jun. 2019 Senior Managing Director (Representative Director) (current position)

Responsibilities:

Overall business, Audit & Inspection Department, and Personnel Department

Reasons for selecting the candidate for Director

and expected roles:

Koji Terasaka has held posts as the Managing Officer of the Bank’s Credit Supervision Department, Administrative Planning Department, Treasury Administration Department, Personnel Department, and Audit & Inspection Department, among others. He possesses both a wealth of experience and wide-ranging knowledge of the management and business operations of the Group, strong skill at building customer relationships and a great network.

He also has a wealth of management experience after having served as Senior Managing Director of the Bank for three years (and as Representative Director for three years).

The Bank nominates him as candidate for Director, as it expects him to utilize that experience and knowledge to both execute the management and business operations of the Group appropriately, fairly, and efficiently, and contribute to the Group’s sound and sustainable growth and to improving its medium-to-long term corporate value.

		17,176 shares	17,176 shares

35

Name (Date of birth)	Past experience, position at the Bank, and responsibilities (Significant concurrent positions)	Number of shares of the Bank held	Number of shares of the Holding Company to be allocated
Ikuhide Harada Date of birth April 6, 1961

Past experience, position at the Bank, responsibilities, and significant concurrent positions

Apr. 1985 Joined the Bank

Oct. 2007 General Manager, Hirai Branch

Jun. 2009 General Manager, Fuchu Branch

Jun. 2011 General Manager, Osaka Branch

Jun. 2013 General Manager, Fukuyama Branch and Senior Deputy General Manager, Bingo Regional Headquarters

Jun. 2015 Executive Officer and General Manager, Personnel Department

Jun. 2017 Managing Director

Jun. 2019 Senior Managing Director (Representative Director) (current position)

Responsibilities:

Overall business, Management Planning Department, Regional Revitalization & SDGs Promotion Department, and Tokyo Liaison Office

Reasons for selecting the candidate for Director

and expected roles:

Ikuhide Harada has held posts as the Managing Officer of the Bank’s Computer System Department, Risk Management Department, Management Planning Department (including DX promotion and new business development center), and Regional Revitalization & SDGs Promotion Department, among others. He possesses both a wealth of experience and wide-ranging knowledge of the management and business operations of the Group, and excellent logic and sense of balance, as well as planning and creative skills.

He also has a wealth of management experience after having served as Senior Managing Director of the Bank for three years (and as Representative Director for three years).

The Bank nominates him as candidate for Director, as it expects him to utilize that experience and knowledge to both execute the management and business operations of the Group appropriately, fairly, and efficiently, and contribute to the Group’s sound and sustainable growth and to improving its medium-to-long term corporate value.

		15,963 shares	15,963 shares

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Name (Date of birth)	Past experience, position at the Bank, and responsibilities (Significant concurrent positions)	Number of shares of the Bank held	Number of shares of the Holding Company to be allocated
Masato Miyanaga Date of birth September 12, 1954

Past experience, position at the Bank, responsibilities, and significant concurrent positions

Apr. 1977 Joined the Bank

Jun. 1999 General Manager, Tanokuchi Branch

Oct. 2000 General Manager, Credit Administration Department

Jun. 2003 General Manager, Fukuyama Branch and Senior Deputy General Manager, Bingo Regional Headquarters

Jun. 2005 Director and General Manager, Credit Supervision Department

Jun. 2006 Director, General Manager, Credit Supervision Department and General Manager, Credit Rating Center

Jun. 2007 Managing Director

Jun. 2011 Director and President (Representative Director)

Jun. 2019 Director and Chairman (current position)

Reasons for selecting the candidate for Director

and expected roles:

Masato Miyanaga has held posts as the Managing Officer of the Bank’s Management Planning Department, Risk Management Department, and Compliance Department, among others. He possesses both a wealth of experience and wide-ranging knowledge of the management and business operations of the Group, and a high sense of balance.

He also has a wealth of management experience after having served as Director and President of the Bank for eight years (and as Representative Director for eight years), and as Director and Chairman for three years.

The Bank nominates him as candidate for Director, as it expects him to utilize that experience and knowledge to both execute the management and business operations of the Group appropriately, fairly, and efficiently, and contribute to the Group’s sound and sustainable growth and to improving its medium-to-long term corporate value.

		27,100 shares	27,100 shares

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Name (Date of birth)	Past experience, position at the Bank, and responsibilities (Significant concurrent positions)	Number of shares of the Bank held	Number of shares of the Holding Company to be allocated
Akira Kodera Date of birth April 23, 1947

Past experience, position at the Bank, responsibilities, and significant concurrent positions:

Apr. 1970 Joined ITOCHU Corporation

Jun. 2000 Executive Officer, ITOCHU Corporation

Apr. 2002 Managing Executive Officer, ITOCHU Corporation

Jun. 2004 Representative Director and Managing Executive Officer, ITOCHU Corporation

Jun. 2006 Resigned from ITOCHU Corporation
Assumed the office of Representative Director, ITOCHU ENEX CO., LTD.

Jun. 2012 Chairman of the Board of Directors, ITOCHU ENEX CO., LTD.

Mar. 2015 Resigned from ITOCHU ENEX CO., LTD.

Jun. 2016 Outside Director, the Bank (current position)

Reasons for selecting the candidate for Director and expected roles:

Mr. Akira Kodera has held the posts of Representative Director and Managing Executive Officer of ITOCHU Corporation and Representative Director, President, and Chairman of ITOCHU ENEX CO., LTD. He possesses a wealth of corporate management experience and a high level of knowledge.

The Bank nominates him as candidate for Outside Director with the expectation that he will give advice that utilizes that wealth of knowledge and wide-ranging experience, and strengthen the viability of the decision-making functions and supervisory functions of the Board of Directors of the Holding Company from his position of being independent from management, for the purpose of the Group’s sound and sustainable growth and improvement of its medium-to-long term corporate value.

		5,200 shares	5,200 shares

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(Notes)	1. The number of shares of the Bank held is stated based on the ownership status as of March 31, 2022, and the number of shares of the Holding Company to be allocated is stated based on this ownership status, taking into account the share transfer ratio. Therefore, the number of shares of the Holding Company actually allocated may change depending on the ownership status up until immediately before the establishment date of the Holding Company.
2.	There are no special relationships between each candidate and the Bank, and there are no plans for any such special relationship with the Holding Company.
3.	Mr. Akira Kodera is a candidate for Outside Director of the Holding Company.
4.	The number of years elapsed since appointment of the candidate for Outside Director of the Holding Company as an Outside Director of the Bank is as follows:

Mr. Akira Kodera is currently an Outside Director of the Bank and as of the end of this General Meeting of Shareholders, his term of office as an Outside Director of the Bank will be six years.

5.	If this proposal is approved and passed, the Holding Company intends to execute an agreement with Mr. Akira Kodera based on Article 427(1) of the Companies Act to limit the liability for damages, and the limit amount for liability for damages based on such agreement will be the minimum amount for liability stipulated by laws and regulations.
6.	If this proposal is approved and passed, the Tokyo Stock Exchange will be notified of Mr. Akira Kodera being an independent officer that does not risk creating conflicts of interests with ordinary shareholders as prescribed by the Tokyo Stock Exchange.
7.	If this proposal is approved and passed, the Holding Company will execute a directors and officers liability insurance contract with an insurance company as stipulated in Article 430-3(1) of the Companies Act. The insurance contract will cover damages and legal costs incurred by the insured due to a claim for damages caused by the insured's actions based on their position as an officer, etc. of the company, and the Holding Company will pay all of the insurance premiums of the insured. If Mr. Akira Kodera is appointed as a Director and takes office, he will be the insured under the insurance contract.
8.	Mr. Akira Kodera is a candidate for Outside Director of the Bank at this General Meeting of Shareholders, but if he is appointed as an Outside Director of the Bank by Proposal No. 2 and this Proposal No. 4 is approved and passed, he plans to resign as Outside Director of the Bank on the day before the effective date of the Share Transfer (scheduled for October 2, 2022).

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5. Matters Concerning Persons who will be Directors who are Audit and Supervisory Committee Members of the Holding Company

The persons who will be Directors who are Audit and Supervisory Committee Members of the Holding Company are as follows.

Name (Date of birth)	Past experience, position at the Bank, and responsibilities (Significant concurrent positions)	Number of shares of the Bank held	Number of shares of the Holding Company to be allocated
Hiroyuki Ohara Date of birth July 10, 1962

Past experience, position at the Bank, responsibilities, and significant concurrent positions

Apr. 1985 Joined the Bank

Feb. 2006 General Manager, Takehara Branch

Feb. 2008 General Manager supervising Credit Supervision Department and General Manager, Management Support Center

Jun. 2011 General Manager, Yonago Branch

Jun. 2013 General Manager, Credit Supervision Department

Jun. 2017 Executive Officer and General Manager, Personnel Department

Jun. 2019 Managing Director (current position)

Responsibilities:

Compliance & Risk Management Department, and Computer System Department

Reasons for selecting the candidate for Director and expected roles:

Hiroyuki Ohara has held posts as the Managing Officer of the Bank’s Compliance Department, Risk Management Department, and Computer System Department, among others. He possesses a wealth of experience and wide-ranging knowledge of the management and business operations of the Group.

The Bank nominates him as candidate for Director who is an Audit and Supervisory Committee Member, as it expects him to utilize that experience and knowledge to both execute the auditing of the execution of duties by the Directors of the Holding Company appropriately, fairly, and efficiently, and contribute to the Group’s sound and sustainable growth and to improving its medium-to-long term corporate value.

		6,079 sh ares	6,079 shares

40

Name (Date of birth)	Past experience, position at the Bank, and responsibilities (Significant concurrent positions)	Number of shares of the Bank held	Number of shares of the Holding Company to be allocated
Toshihide Saito Date of birth July 16, 1952

Past experience, position at the Bank, responsibilities, and significant concurrent positions

Apr. 1976 Joined Kao Soap Co., Ltd. (currently Kao Corporation)

Jun. 2004 Director and Executive Officer, Kao Corporation

Jun. 2012 Director and Managing Executive Officer, Kao Corporation

Mar. 2014 Resigned from Kao Corporation

Jun. 2016 Outside Director, the Bank (Audit and Supervisory Committee Member) (current position)

Reasons for selecting the candidate for Director and expected roles:

Mr. Toshihide Saito has held a post at the Legal and Compliance Department, among others, as a Director and Managing Executive Officer of Kao Corporation. He possesses a wealth of corporate management experience and a high level of knowledge.

The Bank nominates him as candidate for Director who is an Audit and Supervisory Committee Member with the expectation that he will utilize that wealth of knowledge and wide-ranging experience both to ensure the appropriateness of the decision-making of the Board of Directors of the Holding Company, and to strengthen the audit and supervisory system from his position of being independent from management, for the purpose of the Group’s sound and sustainable growth and improvement of its medium-to-long term corporate value.

		5,200 shares	5,200 shares

41

Name (Date of birth)	Past experience, position at the Bank, and responsibilities (Significant concurrent positions)	Number of shares of the Bank held	Number of shares of the Holding Company to be allocated
Kazuhiro Tanaka Date of birth November 27, 1957

Past experience, position at the Bank, responsibilities, and significant concurrent positions

Sep. 1981 Joined Tohmatsu Aoki Audit Firm. (currently Deloitte Touche Tohmatsu LLC)

Mar. 1985 Registered as Certified Public Accountant

Sep. 1986 Resigned from Tohmatsu Aoki Audit Firm.

Oct. 1986 Joined Chikashi Tanaka Certified Tax Accountant Firm
Established Kazuhiro Tanaka CPA Firm

Oct. 2015 Established TANAKA tax accounting office(currently, the Japanese name is changed; the English name unchanged)
Representative Partner (current position)

Jun. 2017 Outside Director, the Bank (Audit and Supervisory Committee Member) (current position)

Reasons for selecting the candidate for Director and expected roles:

Mr. Kazuhiro Tanaka possesses a wealth of finance and accounting experience and a high level of knowledge and specialization through his long professional experience as a certified public accountant.

The Bank nominates him as candidate for Director who is an Audit and Supervisory Committee Member with the expectation that he will utilize that wealth of knowledge and wide-ranging experience and specialization both to ensure the appropriateness of the decision-making of the Board of Directors of the Holding Company, and to strengthen the audit and supervisory system from his position of being independent from management, for the purpose of the Group’s sound and sustainable growth and improvement of its medium-to-long term corporate value.

		12,000 shares	12,000 shares

42

Name (Date of birth)	Past experience, position at the Bank, and responsibilities (Significant concurrent positions)	Number of shares of the Bank held	Number of shares of the Holding Company to be allocated
Yukiyo Kiyono Date of birth December 13, 1963

Past experience, position at the Bank, responsibilities, and significant concurrent positions

Apr. 1993 Judicial apprentice

Apr. 1995 Registered as attorney-at-law

Apr. 1995 Joined Kondo Gennosuke Law Office (currently Legal Professional Corporation Taiyo Sogo Law Office)

May 2002 Resigned from Kondo Gennosuke Law Office

Apr. 2004 Established Kiyono Law Office

Attorney-at-law, Kiyono Law Office (current position)

Jun. 2020 Outside Director, the Bank (Audit and Supervisory Committee Member) (current position)

Reasons for selecting the candidate for Director and expected roles:

Ms. Yukiyo Kiyono possesses a wealth of legal and gender equality experience and a high level of knowledge and specialization through her long professional experience as an attorney-at-law.

The Bank nominates her as candidate for Director who is an Audit and Supervisory Committee Member with the expectation that she will utilize that wealth of knowledge and wide-ranging experience and specialization both to ensure the appropriateness of the decision-making of the Board of Directors of the Holding Company, and to strengthen the audit and supervisory system from her position of being independent from management, for the purpose of the Group’s sound and sustainable growth and improvement of its medium-to-long term corporate value.

		2,100 shares	2,100 shares

(Notes)	1. The number of shares of the Bank held is stated based on the ownership status as of March 31, 2022, and the number of shares of the Holding Company to be allocated is stated based on this ownership status, taking into account the share transfer ratio. Therefore, the number of shares of the Holding Company actually allocated may change depending on the ownership status up until immediately before the establishment date of the Holding Company.
2.	There are no special relationships between each candidate and the Bank, and there are no plans for any such special relationship with the Holding Company.
3.	Mr. Toshihide Saito, Mr. Kazuhiro Tanaka, and Ms. Yukiyo Kiyono are candidates for Outside Director of the Holding Company.
4.	The number of years elapsed since appointment of the candidates for Outside Director of the Holding Company as an Outside Director of the Bank are as follows:

(1) Mr. Toshihide Saito is currently an Outside Director of the Bank and as of the end of this General Meeting of Shareholders, his term of office as an Outside Director of the Bank will be six years.

(2)	Mr. Kazuhiro Tanaka is currently an Outside Director of the Bank and as of the end of this General Meeting of Shareholders, his term of office as an Outside Director of the Bank will be five years.
(3)	Mr. Yukiyo Kiyono is currently an Outside Director of the Bank and as of the end of this General Meeting of Shareholders, his term of office as an Outside Director of the Bank will be two years.
5.	If this proposall is approved and passed, the Holding Company intends to execute agreements with Mr. Toshihide Saito, Mr. Kazuhiro Tanaka, and Ms. Yukiyo Kiyono based on Article 427(1) of the Companies Act to limit the liability for damages, and the limit amount for liability for damages based on such agreements will be the minimum amount for liability stipulated by laws and regulations.
6.	If this proposal is approved and passed, the Tokyo Stock Exchange will be notified of Mr. Toshihide Saito, Mr. Kazuhiro Tanaka, and Ms. Yukiyo Kiyono being independent officers that do not risk creating conflicts of interests with ordinary shareholders as prescribed by the Tokyo Stock Exchange.
7.	If this proposal is approved and passed, the Holding Company will execute a directors and officers liability insurance contract with an insurance company as stipulated in Article 430-3(1) of the Companies Act. The insurance contract will cover damages and legal costs incurred by the insured due to a claim for damages caused by the insured's actions based on their position as an officer, etc. of the company, and the Holding Company will pay all of the insurance premiums of the insured. Each of the four candidates for Director who is an Audit and Supervisory Committee Member who is appointed as a Director and takes office will be the insured under the insurance contract.
8.	Mr. Hiroyuki Ohara is a candidate for full-time Audit and Supervisory Committee Member of the Bank at this General Meeting of Shareholders, and Mr. Toshihide Saito, Mr. Kazuhiro Tanaka, and Ms. Yukiyo Kiyono are candidates for outside Audit and Supervisory Committee Members at this General Meeting of Shareholders, but if the four candidates are appointed as a full-time Audit and Supervisory Committee Member and outside Audit and Supervisory Committee Members of the Bank by Proposal No. 3 and this Proposal No. 4 is approved and passed, they plan to resign as full-time Audit and Supervisory Committee Member and outside Audit and Supervisory Committee Members of the Bank on the day before the effective date of the Share Transfer (scheduled for October 2, 2022).

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6. Matters Concerning the Entity that will be the Accounting Auditor of the Holding Company

The entity that will be the accounting auditor of the Holding Company is as follows.

Name	KPMG AZSA LLC
Address of the principal place of business	1-2 Tsukudocho, Shinjuku-ku, Tokyo
History	Jul. 1985 Oct. 1993 Jan. 2004 Jul. 2010

Established as Asahi Shinwa & Co.

Merged with Inoue Saito Eiwa Corporation (established in April 1978), and started using the name Asahi & Co.

Merged with AZSA & Co. (established in February 2003), and started using the corporation name KPMG AZSA LLC

Transitioned to a limited liability auditing corporation (yugen sekinin kansa hojin), and changed the corporation name of KPMG AZSA LLC in Japanese to Yugen Sekinin Azsa Kansa Hojin

Companies audited	3,660 (as of March 31, 2022)
Stated capital	3,000 million yen (as of March 31, 2022)
Employees	Certified public accountants	2,970 (of whom 30 are representative members and 500 are members)
	Persons who have passed the certified public accountant examination, etc.	1,172
	Audit support staff	1,190 (of whom 35 are specified members and two are representative members)
	Other staff	724

	Total	6,056
(As of March 31, 2022)

(Notes)	In addition to its appropriateness concerning audits of the Bank itself, KPMG AZSA LLC was selected as a candidate for accounting auditor of the Holding Company because it was judged to be suitable as a result of a comprehensive consideration of its ability to perform its duties due to its size and experience, etc., as well as its independence and internal control system, etc.

44

<Shareholder Proposal (Proposal No. 5)>

Proposal No. 5 is a proposal from one shareholder.

In principle, regarding the following summary of the proposal and reasons for the proposal, the relevant parts of the document submitted by the relevant shareholder (regarding reasons for the proposal, outline of reason for the proposal presented in the same document) are presented in their original text.

Proposal No. 5: Appropriation of Surplus (Special Dividend)

1.	Summary of the proposal

　　A special dividend shall be made as follows:

(1) Type of dividend:

Cash

(2) Allocation and the total amount of dividends:

An amount equal to JP¥ 29 per share shall be paid in addition to the amount (if any) of the dividend payment from surplus per share of common stock which is approved at the 141st Annual General

Meeting of Shareholders based on the proposal on the dividend of surplus made by the Company.

The total amount of special dividends to be paid pursuant to this proposal shall be calculated by multiplying the amount of the special dividend per share of common stock by the number of shares eligible to receive dividend payments as of 31st March 2022.

(3) Effective date of dividend payment from surplus

The day after the date of the 141st Annual General meeting of Shareholders.

2.	Reasons for the proposal

The Company’s dividend policy should be to distribute to shareholders an amount equal to 100% of the amount of the Company’s net income that is not directly related to its core business activities (specially,

dividend income that the Company receives on the Company’s equity holdings) plus an amount equal to

50% of the net income from its core lending activities.

If the Company adopts this policy, the Company would still be able to retain 50% of the available earnings generated by the Company’s core lending and banking activities. The Company would have sufficient financial flexibility to self-fund the expansion of its banking business.

The payment of this special dividend to be proposed at the upcoming General Meeting of Shareholders does not adversely impact the Company and its future business prospects or solvency of the Company.

Further, the payment of such a special dividend does not jeopardise the Company’s ability to prepare for various technology changes, provide services to its customers, or fulfill its obligations to stakeholders in the Okayama Prefecture.

[The Bank Note] The shareholder proposal (Proposal No. 5) proposes to pay dividends as a “special dividend,” while the Company proposal (Proposal No. 1) proposes to pay dividends as an “ordinary dividend.” The shareholder proposal (Proposal No. 5) is independent from the Company proposals, therefore shareholders are asked to exercise their voting rights for both proposals. As described below, the Bank’s Board of Directors opposes the shareholder proposal (Proposal No. 5).

45

The opinion of the Board of Directors for Shareholder Proposal (Proposal No. 5)

Opposition	The Board of Directors of the Bank opposes this Proposal.

Reasons for opposing the proposal

This proposal asserts that the Bank should distribute an amount equivalent to 100% of the Bank’s profit that is not directly related to core businesses (specifically, dividends received by the Bank related to shares held) to shareholders. Moreover, it asserts that the Bank should distribute an amount equivalent to 50% of the net income from the core credit supervision business.

However, this shareholder proposal is based on a short-term perspective that does not take into account future changes in the business environment and the need for continuous business investment.

Going forward, the Bank aims to actively utilize capital more than ever before towards initiatives for the development of regional economies, and the Bank believes that support through the enhancement of internal reserves is indispensable for this purpose. By strengthening profitability and improving corporate value over the medium to long term, the Bank’s policy is to enhance returns to shareholders in the form of stable and continuous dividend increases.

Thus, the Board of Directors opposes this shareholder proposal because it may damage the interests of shareholders and the medium- to long-term corporate value improvement that the Bank aims to achieve.

The reasons why the Board of Directors opposes this shareholder proposal will be explained according to the Bank’s opinions on the following: 1) The Chugoku Bank’s management strategy, 2) Future utilization of capital, 3) Returns to shareholders, and 4) Cross-shareholdings.

[1) The Chugoku Bank’s management strategy]

In March 2017, the Bank formulated the ten-year long-term management plan “Vision 2027: Plan for Creating the Future Together,” with the long-term vision “Create with Our Community, Customers and Employees a Rich Future that We Can All Share.” Currently, as the medium-term management plan “Plan for Creating the Future Together: Stage II,” the Bank has set 5 pillars (*) as priority measures and is working to establish a business model that develops alongside local communities.

*5 Pillars

1. Strengthening our efforts in revitalization of regional economies and SDGs

2. “Deepening” the sales with customers first spirit

3. Revitalization of organization

4. Strengthening the digital strategies

5. Establishing sustainable growth model

Under this medium-term management plan, consolidated net income bottomed out in FY2019 and turned into an upward trend, reaching 18.3 billion yen (up 3.9 billion yen from the previous year) in FY2021. This is a level that exceeds the KPI of 15 billion for the final year of the medium-term management plan “Plan for Creating the Future Together: Stage II” (FY2020-FY2022). The Bank will continue to accelerate the utilization of capital in order to maintain this profit growth trend and achieve the long-term management plan.

[2) Future utilization of capital]

(Expansion of loans income centered on regional areas and initiatives for sustainable finance)

Due to the continued negative impact of COVID-19 and concerns about the situation in Ukraine and global inflation, there are concerns about the deterioration of corporate performance and further adverse effects on regional economies.

Under these circumstances, as a leading bank in the regions, the Bank will continue to strengthen financial support for customers and respond to the diversifying and complex needs of customers. The Bank aims to further expand regional business loans and loans to individuals by contributing to the medium- to long-term growth of regional communities through efforts in revitalization of regional economies and SDGs.

As announced on May 13, 2022, the Bank has set a sustainable finance (investment and loans) target of 1.5 trillion yen for 2030. Okayama Prefecture has a higher ratio of manufacturing industries than other prefectures, and the Bank believes that initiatives towards decarbonization are a significant issue as well as a significant business opportunity. Going forward, the Bank aims to play a central role in the region and lead customers towards decarbonization by utilizing financial knowledge cultivated thus far and the newly established consulting subsidiary.

Based on the above, the Bank plans to invest and lend more than 1.5 trillion yen, including loans, and aims to increase the balance by more than 1 trillion yen.

(Strategic investment in new businesses, etc.)

In order to build a sustainable business model that develops with local communities and customers, the Bank intends to change to a holding company structure in October 2022, assuming that the Bank obtains approval at the General Meeting of Shareholders and the approval of relevant authorities.

The holding company structure aims to expand services focus and provide products and services that are not bound by conventional ideas of the banking business and that meet the true needs of communities and customers. Moreover, the policy of the holding company structure is to take on various challenges, including new business areas.

46

As part of this, the Bank established Chugin Capital Partners, Limited, an investment-specialized subsidiary wholly owned by the Bank, on April 1, 2022, and Chugin Human Innovations Co., Ltd., a personnel placement subsidiary, on May 30, 2022. In addition, the Bank plans to establish a consulting subsidiary centered on DX and SX in September, assuming the permission of relevant authorities is received.

Going forward, the Bank will actively utilize capital to prepare for the expansion of service focus and the new business risks associated with this. The Bank aims to help local customers solve their management issues and support their core business more actively than ever before, which will lead to further growth in profits.

[3) Returns to shareholders]

Taking into consideration the public nature and soundness of banking, the Bank positions the maximization of shareholder value as an important management issue while striving to maintain a financial structure that can withstand any harsh environment. Based on this idea, regarding the shareholder return policy, the Bank aims to have a shareholder return ratio (hereinafter “total return ratio”), which comes from dividends and purchase of treasury stock, of 35% or more of net income attributable to owners of parent.

The Bank believes that dividends should increase in a stable and continuous manner, and thus, as an appropriation of surplus proposal at this General Meeting of Shareholders, proposes a year-end dividend of 16.5 yen (annual dividend of 28 yen) for the fiscal year ended March 2022, which is a 5 yen per share increase from the fiscal year ended March 2021.

During the fiscal year ended March 2022, as announced on May 13, 2022, the Board of Directors resolved to acquire treasury stock with a total acquisition amount of 1 billion yen (upper limit) at a Board of Directors meeting held on the same day in order to return profits to shareholders through the improvement of capital efficiency. As a result, the total acquisition amount of treasury stock in the fiscal　year will be 2 billion yen (upper limit).

If shareholders approve the appropriation of surplus proposal proposed by the Bank’s Board of Directors at the General Meeting of Shareholders, the total return ratio (as in the past, the calculation is based on the period from the Bank’s General Meeting of Shareholders in June 2021 to the current General Meeting of Shareholders) for the fiscal year ended March 2022 will be 39.3%, which exceeds the median total return ratio of 77 regional banks of 34.8% (consolidated actual value for the fiscal year ended March 2021).

[4) Cross-shareholdings]

The shareholder proposal asserts that the Bank should distribute an amount equivalent to 100% of the dividends received by the Bank related to shares held.

The Bank manages securities in addition to its main business of lending, and, regarding shares, holds net investment shares and cross-shareholdings.

The Bank only holds cross-shareholdings when it is deemed necessary for the improvement of corporate value and the sustainable growth of holders and the Group. From the perspective of capital efficiency and shareholding risk, the Bank’s basic policy is to promote the reduction of cross-shareholdings through discussion with holders.

As a result of verifying the suitability of holding at the end of March 2021, from the perspective of profitability and regional relevance taking into account the rate of return on invested capital based on the cost of capital of the Bank for some stocks, the rationality of holding was not recognized. Accordingly, eight stocks were reduced by 4 billion yen, and the ratio of carrying amounts on the balance sheet to consolidated net assets has decreased from 12.1% as of the end of March 2017 to 9.1% as of the end of March 2022.

As mentioned above, the dividends received related to cross-shareholdings is an important factor in verifying the rationality of cross-shareholdings, and the shareholder’s proposal to return the full amount is incompatible with the Bank’s basic policy on the reduction of cross-shareholdings. Furthermore, the shareholder proposal asserts that the entire amount of dividends received related to net investment shares should be returned, and the Board of Directors believes that this lacks a rational basis.

Thus, under this management policy, the Bank’s Board of Directors believes that implementing a large temporary special dividend is not ideal from a medium- to long-term perspective for both corporate value and shareholder value.

Accordingly, the Bank’s Board of Directors opposes this shareholder proposal.

47

141st Term	(	April 1, 2021 to March 31, 2022)	Business Report
1.	Current state of the Bank
(1)	Progress and results, etc. of the business

<Main businesses>

Chugoku Bank (hereinafter, the “Bank”) operates deposit services, lending services, securities investment services, domestic exchange services, foreign exchange services, trust services, various agency services, guarantee of obligations (payment approval), Japanese government bonds and other public bonds, securities investment trusts, life insurance over-the-counter sales, financial instrument brokerage services, and investment bank services such as M&A intermediation.

<Financial and economic environment>

Economic activity in the Japanese economy stalled in the first half of fiscal year ended March 31, 2022 as the renewed spread of COVID-19 led to repeated state-of-emergency declarations, but the economy picked up in the second half of the year as infections fell. However, the recent emergence of new strains has led once again to rising COVID-19 infections, and with semi-conductor shortages and the situation in Ukraine causing a spike in raw material and fuel prices, there are concerns over the impact on corporate revenue and personal consumption, and the outlook remains uncertain.

In the local economy, capital expenditure levels remain high, but higher COVID-19 infections have dampened the recovery in production activity and personal consumption. With rising prices of raw materials also raising concerns over future deterioration of corporate revenue, the Bank’s policy is to contribute to the recovery of the regional economy by focusing on the local economy and proactively providing financing and taking measures to resolve business issues for local companies.

< Progress and results of the business>

The Chugoku Bank Group formulated the 10-year long-term management plan, “Vision 2027: Plan for Creating the Future Together” in March 2017 with the long-term vision to “Create with Our Community, Customers and Employees a Rich Future that We Can All Share” in order to establish a business model for development in tandem with the regional society in response to the challenging business environment, such as the declining and ageing population. The previous medium-term management plan up to the fiscal year ended March 31, 2020 was a period of building strong foundations, focusing on deep structural reforms through the streamlining of services and bolstering of hardware aspects centering on strategic system investment and business process engineering (BPR). The current medium-term management plan “Plan for Creating the Future Together: Stage II” that started in April 2020 seeks to strengthen software aspects (i.e., organization and human resource factors) to boost the capacity to solve problems for the region and customers through the “five pillars” that are its main strategies.

I.	Strengthening our efforts in revitalization of regional economies and SDGs
II.	“Deepening” the sales with customers first spirit
III.	Revitalization of organization
IV.	Strengthening digital strategies
V.	Establishing sustainable growth model

The main results for this fiscal year are as follows.

I.	Strengthening our efforts in revitalization of regional economies and SDGs

The Company established the Regional Revitalization & SDGs Promotion Department in June last year to resolve issues in regional revitalization and regional society, step up implementation of sustainable development goals (SDGs), and accelerate implementation of measures.

As part of our sales branch activities, we commenced Chugin SDGs Support in April last year to address customers’ SDGs initiatives and aid the preparation of declarations in order to support the region’s and customers’ efforts toward SDGs, and also started Chugin Sustainable Loans, a system by which financing terms (i.e., interest rates) change depending on progress towards company targets set in relation to SDGs and environmental, social and governance (ESG).

―1―

We also formulated the Responsible Investment and Lending Policy in April last year. This sets out our investment and lending policy to specific business categories and sectors that are considered to have a large impact on the environment and society, with a view to resolving various sustainability issues such as environmental and social problems. In May last year, we announced our support for the Task Force on Climate-related Financial Disclosures (TCFD) as an initiative to tackle the global issue of climate change. We also executed a partnership agreement for regional revitalization in February this year with the major consulting firm PwC Consulting LLC as a new framework for regional revitalization and decarbonization initiatives. In March, we also established the Okayama Consortium for Regional Decarbonization Creation that brings together industrial, academic, governmental, and financial organizations such as national government branch offices within Okayama Prefecture, the Okayama Prefectural government, the business community, universities, and regional financial institutions. We also support sustained growth of the region and customers by strengthening external collaboration, resolving regional issues, and tackling regional revitalization.

―2―

II.	“Deepening” the sales with customers first spirit

We have separated our bank sales personnel into “retail” and “corporate” oriented roles so that our personnel can deal with consultations from customers as a one-stop resource with a high level of expertise. Our “regional support activities” provide optimal solutions to resolving the issues of both corporations and sole proprietors, while our “life planning support activities” provide optimal services to each retail customer based on their financial circumstances, family composition, and future life events.

“Regional support activities” include the provision of financial support to customers impacted by COVID-19, support measures for core businesses, and maximizing our financial intermediary role. We expanded solutions sales based on commercial viability for the diverse requirements and issues facing customers, such as digitalization, decarbonization, business succession measures, subsidy utilization, and business continuity plan measures. In October last year, the Bank commenced an initiative to share corporate and other customer information between Chugoku Bank Group companies, bolstering the Chugoku Bank Group’s ability to provide comprehensive financial services. We newly established our investment specialist subsidiary Chugin Capital Partners, Limited in April 2022 to contribute to the vitalization of the regional economy by proactively supporting and nurturing companies and start-ups dealing with business succession.

“Life planning support activities” included efforts to improve customer convenience, such as the proactive provision of remote services such as Internet banking and a bankbook app in response to the spread of new lifestyles brought about by COVID-19. Consulting sales were also expanded, for example through Chugin Problem-Solving Support which combines financial services such as testamentary trusts with non-financial services such as business matching as a new approach to comprehensive proposals to retail customers. We also actively implemented holiday business hours and field sales to create points of contact with customers in the asset-building demographic who are difficult to contact during bank business hours. A measure we took last July in response to the aging population was the commencement of the Chugin Asset Management Support Trust to support asset management for customers when they suffer from dementia or require nursing care, while another initiative introduced last October was the Chugin Reverse Mortgage Loan, which allows a homeowner to receive funds while continuing to live in their home by providing their home as security.

III.	Revitalization of organization

In June last year, we revamped our existing mixed system of a regional headquarters system and block system, and transitioned to a new regional headquarters system under which all branches are covered by seven regional headquarters. This structure allows community-based sales activities to be swiftly implemented based on the characteristics of a region, with the regional headquarter close to each region or sales branch as the focal point.

In order to achieve diversification of employment requirements and employee requirements, in April this year we implemented a fully revised personnel system for the first time in approximately 17 years. The concept of the new personnel system is “a personnel system that will produce unique and motived officers and employees who can play active roles, regardless of gender or age”, and it clarifies the role of officers and business staff by integrating career track and non-career track courses and reconsidering the business staff (i.e., part-time, temporary) system. We also created a new specialist course in October, signifying a career path for specialists in a specific area. We will also maximize the abilities of our officers and employees through a new personnel development policy founded on the basic policy of “foster earnestly,” “foster as a joint effort,” and “provide growth opportunities”.

Proactive steps were also taken to increase diversity to generate new ideas and foster an open workplace culture. We also promoted women’s participation in the workplace, formally introduced a business casual dress code, and promoted taking 100% of male childcare leave. Gender diversity initiatives included sexual minorities (i.e., LGBT individuals) being added to the scope covered by the personnel system (e.g., company benefits and allowances) and housing loan qualification requirements.

IV.	Strengthening digital strategies

Digital strategies include the three perspectives of “region and customer digitalization support,” “channel and service digitalization,” and “intra-group digitalization” as the “best mix of real and digital” that makes maximum use of our branch network and sales branch staff to achieve the direction we are pursuing.

For “region and customer digitalization support,” we supported digitalization by meeting customers’ diverse needs for sales and administrative digitalization and moving to cashless by offering not only group products and services but through business matching, etc. via collaboration with external business operators.

For “channel and service digitalization,” we started providing our Chugin App for smartphones in July last year in order to improve customer convenience and enhance our services. In January this year, collaborating through the TSUBASA Alliance, Chiba Bank, Daishi Hokuetsu Bank, Nomura Holdings, Inc., and the Bank founded OnAd Co., Ltd. (commenced services in April 2022) which provides a new financial consulting service specializing in online advice.

For “intra-group digitalization,” we are jointly developing the TSUBASA General-Purpose Paperless System (introduced in April 2022) with our TSUBASA Alliance partner Chiba Bank to remove paper and seals in sales branch administration. Eliminating paper and seals from the acceptance of procedures to subsequent processing, recording, and storage at the bank point-of-contact will help reduce the footprint of branches.

―3―

V.	Establishing sustainable growth model

The board of directors resolved in September last year to commence examination of a transition to a holding company structure, and has now started its concrete examination. Conditional on approval at a general meeting of shareholders and the necessary clearances being obtained from the relevant authorities, it is planned that the Bank will transition to a holding company structure by October this year. Regional society is facing a rapidly changing environment, bringing with it increasingly diverse and complex issues for regional society and customers. In light of these changes to the business environment, we aim to redouble our pursuit of an “expansion of service focus” and create an organizational structure that will achieve and maintain “the appropriate allocation of management resources” and “the evolution of group governance.”

An external collaboration initiative we undertook was to bolster the TSUBASA Alliance comprising 10 top regional banks nationwide. We have to date undertaken many initiatives such as FinTech and administrative and system sharing, succession-related service know-how sharing, and syndicated loan joint formation, and in October last year we newly formed a Business Strategy Division within the joint venture TSUBASA Alliance Co., Ltd. to further increase the efficiency and sophistication of this type of collaboration initiative. We will perform a planning and proposal role in material issues common to each bank, such as digital transformation-related policies, human resources development and diversity, ESG and SDGs, and new business, and leverage the scale merits of the largest and widest domestic alliance to provide a wide-range of services to customers.

We are also in the process of examining new business areas in light of deregulation and will create a virtuous circle-type business model that will enrich our customers and employees and develop society as a whole through regional revitalization by utilizing industry, resources, and personnel in the region to generate added value.

Amid this kind of business environment, we have achieved the following business results by working to improve services and strengthen our management base as a group with the support of our shareholders and customers.

[Assets in custody (deposits, negotiable certificates of deposit, and over-the-counter sales of government bonds and investment trusts)]

[Life insurance over-the-counter sales] [Financial instrument brokerage services]

In order to proactively meet the fund management requirements of customers, in addition to deposits, we accumulated assets in custody through negotiable certificates of deposit and over-the-counter sales of government bonds and investment trusts.

Retail assets in custody increased by 180.8 billion yen year on year, driven by a higher deposit balance. The end-March balance stood at 5.6428 trillion yen. Corporate assets in custody decreased by 21.3 billion yen year on year due to a lower deposits balance. The end-March balance stood at 1.9808 trillion yen.

Overall assets in custody increased by 174.4 billion yen year on year, and the end-March balance stood at 8.2811 trillion yen. Of this, deposits and negotiable certificates of deposit improved by 195.2 billion yen year on year as a result of retention due to the fall in economic activity caused by COVID-19. The end-March balance stood at 7.8837 trillion yen.

Life insurance over-the-counter sales for the period was 43.7 billion yen, and financial instruments brokerage services were 172.6 billion yen (stock were 77.5 billion yen, and foreign bonds, etc. were 95.1 billion yen).

[Loans and bills discounted]

Business loans improved by 95.4 billion yen year on year (annual rate 2.7%), the result of the focus on regional contribution activities through the Bank’s core business as a regional financial institution as the Bank sought to achieve its long-term vision to “Create with Our Community, Customers and Employees a Rich Future that We Can All Share” as set out in the 10-year management plan, “Vision 2027: Plan for Creating the Future Together.” The end-March balance stood at 3.5636 trillion yen.

Personal loans improved by 47.0 billion yen year on year (annual rate 3.9%) driven by stronger housing loans. The end-March balance was 1.2451 trillion yen. Based on the above, the overall balance of loans and bills discounted increased by 124.6 billion yen year on year (annual rate 2.4%) to 5.2690 trillion yen.

[Securities]

The Bank manages securities while balancing net interest income against various risks such as interest rate trends. Changes to the securities portfolio due to the U.S. interest rate hikes at the end of the previous year resulted in a 112.7 billion yen year on year fall this consolidated fiscal year. The end-March balance was 2.5098 trillion yen

[Personnel]

The number of Bank personnel excluding secondees stood at 2,725 personnel at the end of March, a fall of 67 people.

―4―

[Write offs, allowances]

We implement write-offs and allowances after a strict asset assessment to maintain and improve the soundness of assets. There was a provision of allowances for loan losses of 7.3 billion yen in the current fiscal year (provision of general allowance for loan losses of 5.0 billion yen and provision of specific allowance for loan losses of 2.3 billion yen).

[Risk-monitored loans]

The risk-monitored loan amount increased by 4.1 billion yen year on year to stand at 95.7 billion yen at end-March. Efforts to reduce the figure by raising loan ranks through rehabilitation support activities and removing loans from the balance sheet through direct write-offs and the sale of loans were offset by lower levels of economic activity due to COVID-19.

The risk-monitored loan ratio (the ratio versus total claims) was up 0.04 points year on year to 1.77% as of the end of March.

Although the Bank did not carry out any partial direct write-offs, the risk-monitored loan ratio assuming partial direct write-offs had been carried out improved 0.03 points year on year to 1.53%.

[Gains/losses]

Core business net profit that represents the earnings of the core business increased by 4.727 billion yen to 28.309 billion yen year on year, thanks mainly to higher net interest income and lower costs due to lower foreign currency procurement costs following the lowering of U.S. interest rates.

Ordinary profit was up by 4.363 billion yen year on year to 23.408 billion yen, with a deterioration in securities-related gains/losses being offset by improved core business net profit and lower credit costs.

Net income increased 3.908 billion yen year on year to 16.915 billion yen (net income per share of 90.62 yen).

Consolidated ordinary profit improved by 4.552 billion yen year on year to 25.804 billion yen, and net income attributable to owners of parent increased by 3.956 billion yen year on year to 18.374 billion yen.

<Issues to be addressed by the Bank>

Going forward, we expect the business environment to remain uncertain due to the declining and aging population, the prolonged negative interest rate policy, the protracted COVID-19 pandemic, the situation in Ukraine, and the hiking of interest rates in the U.S., which raise concerns over a decline in corporate earnings, fall in personal consumption, and the ensuing slowdown in the regional economy. The response to climate is also a pressing issue, with torrential rain and other large-scale natural disasters occurring last year.

The Chugoku Bank Group will steadily implement the five pillars that are its main strategies in its medium-term management plan in response to this business environment. In this fiscal year, which is the last year of the medium-term management plan, we will bring the plan to completion and fully display the effects of our various measures as a culmination of our hard work, linking to our next growth phase.

For “1 Strengthening Our Efforts in Revitalization of Regional Economies and SDGs,” we will bolster efforts such as support for industry unique to the region, support startups and ventures, and utilization of tourism resources while deepening collaboration with local government. We have also identified decarbonization initiatives as an important growth strategy and will contribute to the development of a sustainable region by proactively collaborating with outside institutions and business operators to take the lead in supporting decarbonization for the region and customers.

For “2. ‘Deepening’ of the Sales with Customers First Spirit,” we will continue to provide financial support to corporations and sole proprietors impacted by the prolonged COVID-19 pandemic, and also provide optimal solutions to diverse and complex requirements and issues such as digitalization and decarbonization. For retail customers, we will further promote digital technology and the use and application of data by appropriately combining face-to-face channels such as branches with digital channels to develop lifelong support activities to suit life plans.

For “3. Revitalization of Organization,” we will strive to foster a culture of autonomy and challenge by operating and firmly establishing a new personnel system. We will also further strengthen promotion of women’s participation in the workplace to increase diversity.

For “4. Strengthening the Digital Strategies,” we will develop and secure digital personnel while moving ahead with digital transformation (DX) in a wide domain to cause a business model revolution. We will boost our consulting structure for the entire Chugoku Bank Group and strengthen outside collaborations, etc. to further increase digitalization support to the region and customers. We will strengthen the digitalization of channels and services by introducing a membership-based portal site for corporations and sole proprietor customers, adding functions to the Chugin App for retail customers, and promoting data usage to improve convenience for customers and realize efficient sales. We will push ahead with reducing administrative work and eliminating paper as part of the digitalization of the Chugoku Bank Group to generate business improvement and a work revolution, leading to improved productivity.

―5―

For “5. Establishing Sustainable Growth Model,” we will establish a sustainable business model through a holding company to be able to flexibly respond to changes in the business environment, evolve into a comprehensive services business focused on finance, and contribute to the continuous development of regional society. We aim to stabilize earnings from our core business, including consulting activities, radically reform our cost structure, and restructure our securities portfolio amid unstable financial markets due to factors such as the U.S. interest rate hikes to achieve sustainable profit growth even in this challenging business environment. We will also continue to proactively bolster collaborative initiatives such as the TSUBASA Alliance.

We will create a business model that grows in tandem with the region by enlarging the abovementioned five pillars and generating synergies.

We would like to thank you for your continued understanding and support.

―6―

(2)	Assets and gains/loss

(Unit: million yen)

	FY2018	FY2019	FY2020	FY2021
Deposits	6,639,943	6,711,612	7,511,357	7,661,625
Time deposits	1,913,780	1,892,979	1,895,455	1,911,783
Other	4,726,162	4,818,633	5,615,901	5,749,841
Corporate bonds	－	－	10,000	10,000
Loans and bills discounted	4,808,712	4,909,791	5,144,425	5,269,043
Retail	880,796	916,881	947,580	990,382
Small and medium size enterprises	2,477,644	2,578,465	2,757,910	2,856,813
Other	1,450,271	1,414,444	1,438,935	1,421,846
Trading securities	2,375	1,316	1,148	2,834
Securities	2,394,994	2,345,154	2,622,547	2,509,806
Government bonds	650,273	653,475	756,559	694,244
Local government bonds	723,472	751,316	747,935	754,802
Other	1,021,248	940,362	1,118,052	1,060,760
Total assets	8,225,712	8,113,634	9,122,688	10,177,987
Domestic exchange transaction value	100 million yen	100 million yen	100 million yen	100 million yen
	489,572	491,621	495,958	455,632
Foreign exchange transaction value	Million US dollars	Million US dollars	Million US dollars	Million US dollars
	14,279	10,247	10,072	11,925
Ordinary profit	21,919	15,475	19,045	23,408
Net income	15,338	10,815	13,007	16,915
Net income per share	Yen	Yen	Yen	Yen
	81.11	57.50	69.16	90.62
Trust assets	5,656	6,174	5,113	7,127
Trust fees	1	1	0	0

Note 1. The amounts displayed are rounded down to the nearest unit.

2.	Net income per share is net income divided by the average number of shares outstanding during the fiscal year.

―7―

(3)	Employees

End of this fiscal year
Number of employees	2,725
Average age	38 years and six months
Average length of service	16 years and zero months
Average annual salary	6,534,000 yen

Note 1. Average age, average length of service, and average annual salary are all rounded down to the nearest unit.

2.	The number of employees excludes secondees, temporary staff, and part-time staff.
3.	Average annual salary includes bonuses and extra wages.

(4)	Business offices

a.       Number of business offices

	End of this fiscal year
Okayama prefecture	97	Branches	Subbranches
			(5)
Hiroshima prefecture	24		(－)
Tottori prefecture	1		(－)
Kagawa prefecture	12		(－)
Ehime prefecture	1		(－)
Hyogo prefecture	6		(－)
Osaka prefecture	1		(－)
Tokyo	1		(－)
Domestic total	143		(5)
Overseas	1		(－)
Total	144		(5)

Note:	In addition to the above, as of the end of the current fiscal year, there are 17 branches-within-branches (including two subbranches), two special subbranches, four overseas staff offices, and 213 non-branch ATMs.

The Bank also operates 24,368 non-branch ATMs in collaboration with Seven Bank, Ltd., 12,100 non-branch ATMs in collaboration with E-net Co., Ltd., and 13,501 non-branch ATMs as part of its collaboration with Lawson Bank, Inc.

―8―

b.       New business offices opened this fiscal year

Not applicable.

Note 1. The following special subbranches were opened this fiscal year.

Name	Location
Yoshii special subbranch	142 Yoi, Yoshiicho, Ibara-shi, Okayama

Note 2. The following non-branch ATMs were installed this fiscal year.

Name	Location
West Land joint subbranch	71 Ninomiya, Tsuyama-shi, Okayama
Yoshii special subbranch	142 Yoi, Yoshiicho, Ibara-shi, Okayama
Kurashikikita subbranch	155-4 Hamanochaya, Kurashiki-shi, Okayama
Fujito subbranch	31-6 Amaki, Fujitocho, Kurashiki-shi, Okayama
Hikosaki subbranch	2842-7 Hikosaki, Minami-ku, Okayama-shi, Okayama
Marunaka Nagaoten subbranch	833-1 Nagaonishi, Sanuki-shi, Kagawa
Marunaka Amakiten subbranch	490 Aruki, Kurashiki-shi, Okayama
Ashimori subbranch	1728 Ashimori, Kita-ku, Okayama-shi, Okayama

Note 3. In this fiscal year, we closed the Merpa Building subbranch, the Kojima Kyoteijo subbranch, the Okayama No. 2 Joint Government Building joint subbranch, the Mitsui Zosen Tamano Office joint subbranch, the Fukuyama Okinogami subbranch, the Fuji Grand Onomichi subbranch, the Fujito subbranch, and the Marunaka Hiketaten subbranch.

c.       List of bank agents

Not applicable.

d.       Bank agency business, etc. operated by the bank

Not applicable.

(5)	Capital expenditure

a.       Total capital expenditure

(Unit: million yen)

Total capital expenditure	1,257

b.       Major new facilities, etc.

(Unit: million yen)

Details	Amount
New construction
Shido branch	252
Alterations
Head office	415

―9―

(6)	Major subsidiaries, etc.

Company name	Location	Main business	Capital	Percentage of voting rights of the subsidiary, etc. held by the Bank	Other
			Million yen	%
CBS Company, Limited	15-20 Marunouchi 1-chome, Kita-ku, Okayama-shi	Consigned business for Chugoku Bank, including cash settlement business, large-amount collection and delivery business, printing and binding business, sending, management and distribution of supplies, etc. business, and ATM maintenance and management business	10	(100.00)	－
				100.00
The Chugin Operation Center Co., Limited	1046-1 Hirai 3-chome, Naka-ku, Okayama-shi	Consigned administrative work and real estate appraisal business for Chugoku Bank	10	(100.00)	－
				100.00
The Chugin Credit Guarantee Co., Limited	10-17 Marunouchi 2-chome, Kita-ku, Okayama-shi	Credit guarantee business	50	(63.82)	－
				100.00
The Chugin Lease Company, Limited	14-17 Marunouchi 1-chome, Kita-ku, Okayama-shi	Leasing business, instalment business	50	(50.00)	－
				100.00
The Chugin Card Company, Limited	11-23 Yanagimachi 2-chome, Kita-ku, Okayama-shi	Credit card business, credit guarantee business, collection agency business, lending business	50	(50.00)	－
				100.00
Chugin Asset Management Company, Limited	11-23 Yanagimachi 2-chome, Kita-ku, Okayama-shi	Investment management business, investment advisory and agency business	120	(50.00)	－
				100.00
Chugin Securities Co., Ltd.	2-5 Honmachi, Kita-ku, Okayama-shi	Securities business	2,000	(100.00)	－
				100.00

Note 1. The above seven companies are all consolidated subsidiaries, etc.

2.	The column for percentage of voting rights of the subsidiary, etc. held by the Bank shows the percentage including indirect ownership, with the direct ownership percentage shown in the parenthesis. The figures are rounded down to two decimal places.
3.	For this fiscal year, consolidated ordinary income was 128,565 million yen, consolidated ordinary profit was 25,804 million yen, and net income attributable to owners of parent was 18,374 million yen.

Outline of major business alliances

1.	An alliance of 62 regional banks offers an automatic cash withdrawal, etc. service (ACS) through the mutual use of ATMs.
2.	An alliance of 62 regional banks and city banks, trust banks, the Second Association of Regional Banks, credit unions, credit associations, the system of agricultural cooperatives, and federations of fishery cooperatives (including Norinchukin and agricultural cooperative credit federations) and workers’ credit unions offering an automatic cash withdrawal, etc. service (MICS) through the mutual use of ATMs.
3.	Chigin Network Service Co., Ltd. (a joint venture company of 62 regional banks) (CNS) offers services to deliver and receive data such as statements for bundle transfers, account transfers, and deposit/withdrawal transactions between counterparties by way of data transmission.
4.	The Bank has executed the Master Agreement for Core System Sharing with Chiba Bank, Ltd., Daishi Hokuetsu Bank, Ltd, North Pacific Bank, Ltd., The Toho Bank, Ltd. and IBM Japan, Ltd.
5.	The Bank has executed the Master Agreement for TSUBASA Alliance with Chiba Bank, Ltd., Daishi Hokuetsu Bank, The Iyo Bank, Ltd., The Toho Bank, Ltd., North Pacific Bank, Ltd., The Musashino Bank, Ltd., Shiga Bank, Ltd., Bank of the Ryukyus, Ltd. and The Gunma Bank, Ltd.

(7)	Business assignment, etc.

Not applicable.

(8)	Other important matters regarding the current state of the Bank

Not applicable.

―10―

2.	Company officer-related matters
(1)	Company officers

a.       Company officers

(As of fiscal year end)

Name	Position	Duties	Significant concurrent positions	Other
Sadanori Kato	(Representative Director) Director and President	General, Secretariat, NEXT 10 Promotion Department
Koji Terasaki	(Representative Director) Senior Managing Director	General, Audit & Inspection Department, Personnel Department
Ikuhide Harada	(Representative Director) Senior Managing Director	General, Management Planning Department, Regional Revitalization and SDGs Promotion Department, Tokyo Liaison Office
Masato Miyanaga	Chairman
Shinichi Taniguchi	Managing Director	Business Promotion Department, Solution Business Department
Tatsuo Hiramoto	Managing Director	Credit Supervision Department, Administrative Planning Department, Treasury Administration Department
Hiroyuki Ohara	Managing Director	Compliance & Risk Management Department, Computer System Department
Hiromichi Kato	Managing Director	Funds & Securities Department, International Department, General Affairs Department
Yoshio Sato	Outside Director			Certified public accountant
Akira Kodera	Outside Director
Hiromichi Ando	Director Audit and Supervisory Committee Member Full-time
Kotaro Kogame	Director Audit and Supervisory Committee Member Full-time
Hiromichi Furuya	Outside Director Audit and Supervisory Committee Member
Toshihide Saito	Outside Director Audit and Supervisory Committee Member
Kazuhiro Tanaka	Outside Director Audit and Supervisory Committee Member			Certified public accountant
Yukiyo Kiyono	Outside Director Audit and Supervisory Committee Member			Attorney

Note 1. Messrs. Yoshio Sato, Akira Kodera, Hiromichi Furuya, Toshihide Saito, Kazuhiro Tanaka, and Ms. Yukiyo Kiyono are designated as independent officers as stipulated by the Tokyo Stock Exchange and have been notified to the Tokyo Stock Exchange.

2.	The Bank has selected two full-time Audit and Supervisory Committee Members. The reason for selecting full-time Audit and Supervisory Committee Members is for them to attend important meetings other than Board of Directors meetings, collaborate with internal audit departments, receive regular reports from departments executing business, etc., and share this information with all Audit and Supervisory Committee Members to improve the audit and oversight efficiency of the Audit & Supervisory Committee.

―11―

(Reference)

The Bank has introduced an executive officer system. The name, position, and duties of each executive officer are as follows.

(As of fiscal year end)

Name	Position	Duties
Yasunori Saimyoji	Managing Executive Officer	Seconded to The Chugin Lease Company, Limited Representative Director and President
Soichi Yamamoto	Managing Executive Officer	Chuo Regional Headquarters General Manager & Head Office Business Department General Manager
Teruchika Watanabe	Managing Executive Officer	(Seconded to Chugin Securities Co., Ltd. Representative Director and President)
Shunji Miyazaki	Executive Officer	Bizen Headquarters General Manager
Takeo Nishiu	Executive Officer	Personnel Department General Manager
Hideaki Yoshimoto	Executive Officer	Bicchu Headquarters General Manager
Takekazu Okagaki	Executive Officer	Audit & Inspection Department General Manager
Masakazu Yamagata	Executive Officer	Management Planning Department General Manager
Ryo Fujiwara	Executive Officer	Mimasaka Headquarters General Manager, Tsuyama Branch Manager
Shinya Yamazaki	Executive Officer	Shikoku Headquarters General Manager, Hanshin Headquarters General Manager
Toshihito Mori	Executive Officer	Business Promotion Department General Manager
Tetsuji Ono	Executive Officer	Bingo Hiroshima Headquarters General Manager

―12―

(2)	Company officer compensation, etc.
a.	Matters related to policies for deciding compensation, etc. details of individual Directors (excluding Directors who are Audit and Supervisory Committee Members)

The Bank has established the following policy for deciding compensation, etc. details of individual Directors (excluding Directors who are Audit and Supervisory Committee Members)

Basic policy

The basic policy of the Bank with respect to compensation for Directors of the Bank (excluding Directors who are Audit and Supervisory Committee Members) is based on a compensation structure that will allow them to sufficiently function in their role of ensuring the healthy and sustained growth of the Bank and improving its long-term corporate value, with the decision on compensation for individual Directors being an appropriate level depending on their duties, based on the corporate principles and corporate vision.

The compensation of Directors (excluding Directors who are Audit and Supervisory Committee Members and Outside Directors) is comprised of fixed compensation, performance-linked compensation, and stock compensation-type stock option compensation.

The compensation of Outside Directors (excluding Directors who are Audit and Supervisory Committee Members) is comprised solely of fixed compensation so that they are not influenced by performance incentives in order to ensure their independence.

Outline of officer compensation system

	Type of compensation	Maximum compensation		Subject Directors	General meeting of shareholders resolution date
(i)	Fixed compensation (not performance linked)	300	million yen	Directors (Excluding Directors who are Audit and Supervisory Committee Members)	June 24, 2016
		30 million yen of the above		Outside Directors (Excluding Directors who are Audit and Supervisory Committee Members)	June 24, 2016
(ii)	Performance-linked compensation	90	million yen	Directors (Excluding Directors who are Audit and Supervisory Committee Members and Outside Directors)	June 24, 2016
(iii)	Stock compensation-type stock option compensation (not performance linked)	100	million yen	Directors (Excluding Directors who are Audit and Supervisory Committee Members and Outside Directors)	June 25, 2021

Note:	Number of Directors in resolution: 14 (including 2 Outside Directors)

b.	Matters related to deciding details of individual Director compensation, etc. (excluding Directors who are Audit and Supervisory Committee Members)

For the compensation amount of individual Directors (excluding Directors who are Audit and Supervisory Committee Members), a compensation proposal is prepared based on the decision policy up to the maximum permitted compensation as resolved at a general meeting of shareholders after consultations with all Representative Directors.

The policy of the Bank with respect to the compensation proposal is to disclose it in advance to all Directors, including Outside Directors, in order to strengthen fairness, transparency, and objectivity based on deliberations and a report by the Nominating and Compensation Committee. It will be deliberated at a Board of Managing Directors meeting, and based also on the views of the Audit & Supervisory Committee, and will be decided a Board of Directors meeting based on the decision policy.

Once these procedures have been completed, the Board of Directors will determine that the details of the compensation are in line with the above decision policy given that compensation of individual Directors (excluding Directors who are Audit and Supervisory Committee Members) has been decided.

―13―

c.	Matters related to the policy for deciding compensation, etc. details of individual Directors (Audit and Supervisory Committee Members)

The Bank has established the following policy for deciding compensation, etc. details of individual Directors (Audit and Supervisory Committee Members)

Basic policy

The basic policy of the Bank with respect to compensation for Directors of the Bank who are Audit and Supervisory Committee Members is based on a compensation structure that will allow them to sufficiently function in their role of achieving healthy and sustained growth of the Bank and improving its long-term corporate value, with the decision on compensation for individual Directors being an appropriate level depending on their duties, based on the corporate principles and corporate vision.

This comprises solely of fixed compensation so that they are not influenced by performance incentives in order to ensure their independence.

Outline of officer compensation system

	Type of compensation	Maximum compensation		Subject Directors	General meeting of shareholders resolution date
(i)	Fixed compensation (not performance linked)	80	million yen	Directors who are Audit and Supervisory Committee Members	June 24, 2016

Note:	Number of Directors in resolution: 6 (including 4 Outside Directors)

d.	Matters related to decision on compensation, etc. details of individual Directors (Audit and Supervisory Committee Members)

The policy of the Bank with respect to the compensation amount of individual Directors who are Audit and Supervisory Committee Member is for it to be decided by the Audit & Supervisory Committee based on the decision policy, up to the maximum permitted compensation as resolved at a general meeting of shareholders.

e	Total amount, etc. of compensation, etc. of Directors

(Unit: million yen)

	Number of directors paid	Compensation, etc.		Total compensation, etc. by type
				Base compensation	Performance-linked compensation, etc.	Non-monetary compensation, etc.
Directors (excluding Audit and Supervisory Committee Members)	10	312	(79)	232	40	39
Directors (Audit and Supervisory Committee Member)	6	74	(-)	74	-	-

Note 1. The parenthesis in the compensation, etc. column contains the total amount of stock compensation-type stock option compensation amount for this fiscal year (Directors (excluding Directors who are Audit and Supervisory Committee Members): 39 million yen), performance-linked compensation amount for officers for this fiscal year (Directors (excluding Directors who are Audit and Supervisory Committee Members): 40 million yen).

2.	40 million yen of performance-linked compensation was paid as performance-linked compensation, etc. Corresponding to their responsibility as executive directors, the Bank clarifies the link between performance and compensation to increase management awareness of the emphasis on shareholder value, and using the Bank’s net income as an indicator, pays performance-linked compensation up to the maximum permitted amount based on the table below. The payment amount to each officer is decided at a Board of Directors meeting after consultation with the Nominating and Compensation Committee.

Changes in net income including this fiscal year are shown in 1.(2) Assets and gains/loss.

Director performance-linked compensation maximum amount

Net income (*1)	Performance-linked compensation maximum amount	Net income (※1)	Performance-linked compensation maximum amount
Over 25.0 billion yen	90 million yen	More than 12.5 and 15.0 billion yen or less	40 million yen
More than 22.5 and 25.0 billion yen or less	80 million yen	More than 10.0 and 12.5 billion yen or less	30 million yen
More than 20.0 and 22.5 billion yen or less	70 million yen	More than 7.5 and 10.0 billion yen or less	20 million yen
More than 17.5 and 20.0 billion yen or less	60 million yen	More than 5.0 and 7.5 billion yen or less	10 million yen
More than 15.0 and 17.5 billion yen or less	50 million yen	5.0 billion yen or less	0 yen

(*)	Net income is the non-consolidated figure for the Bank.

―14―

3.	Non-monetary claims compensation of 39 million yen is the amount of stock compensation-type stock option compensation. The Bank introduced a stock compensation-type stock option system for the purpose of further strengthening the link between company performance and stock value, providing Directors an incentive effect to improve company performance, and raising management awareness of shareholder value improvement over the long-term by sharing profit with shareholders.

The stock option compensation amount is derived by multiplying the number of share acquisition rights granted as calculated based on the compensation table established for each position by a fair value for each share acquisition right. The compensation table for each position, payment timing, and distribution, etc. are decided by a resolution of the Board of Directors.

―15―

(3)	Agreement limiting liability

Name	Outline of agreement limiting liability
Yoshio Sato Outside Director	Pursuant to the provisions of Article 427(1) of the Companies Act, the Bank has executed agreements limiting liability with each Director (excluding executive directors, etc.) that limit their liability to compensate the Bank for damage that occurred due to their neglect of duties to the minimum liability amount stipulated by laws and regulations.
Akira Kodera Outside Director
Hiromichi Furuya Outside Director Audit and Supervisory Committee Member
Toshihide Saito Outside Director Audit and Supervisory Committee Member
Kazuhiro Tanaka Outside Director Audit and Supervisory Committee Member
Yukiyo Kiyono Outside Director Audit and Supervisory Committee Member

(4)	Indemnity agreement

a.       Indemnification agreement with serving company officers

No applicable matters.

b.       Matters related to performance, etc. of indemnification agreement

No applicable matters.

(5)	Matters related to officer, etc. liability insurance agreement

The Bank has executed officer, etc. liability insurance agreements with an insurance company with Directors (including Audit and Supervisory Committee Members) and executive officers as the insured, with such insurance agreements covering legal damages and litigation costs, etc. borne by the insured. The Bank pays the premiums for such insurance in full. However, the insurance contains certain exemptions, such as actions taken with the knowledge they are illegal actions.

―16―

3.	Outside officer-related matters
(1)	Concurrent positions of Outside Directors and other matters

No significant concurrent positions.

(2)	Main activities of outside officers

Name	Term of office	Attendance at Board of Directors meetings convened this fiscal year	Remarks at Board of Directors meetings, other activities
Yoshio Sato Outside Director	7 years and 9 months	Attended all 11 Board of Directors meetings.	Mr. Sato possesses abundant expert knowledge and hands-on experience as a certified public accountant, and is expected to fulfil a supervisory function from this perspective. He made necessary remarks as appropriate with respect to agenda items and deliberations, properly fulfilling his role. Mr. Sato also led Director nomination and compensation decisions and the approval process as chairperson of the Nominating and Compensation Committee.
Akira Kodera Outside director	5 years and 9 months	Attended all 11 Board of Directors meetings.	Mr. Kodera has extensive knowledge and experience of general company management from his time as representative director and managing director at Itochu Corporation, and representative director, president, and chairperson of the board of directors at Itochu Enex Co., Ltd., and is expected to fulfil a supervisory function from this perspective. He made necessary remarks as appropriate with respect to agenda items and deliberations, properly fulfilling his role. He also attended committee meetings as a member of the Nominating and Compensation Committee, and proactively expressed his opinions.
Hiromichi Furuya Outside director Audit and Supervisory Committee Member	5 years and 9 months	Attended all 11 Board of Directors meetings and all 12 Audit & Supervisory Committee meetings.	Mr. Furuya possesses abundant experience and deep insight from his long involvement in local government and is expected to fulfil an audit and supervisory function from this perspective. He made necessary remarks as appropriate with respect to agenda items and deliberations, properly fulfilling his role.
Toshihide Saito Outside director Audit and Supervisory Committee Member	5 years and 9 months	Attended all 11 Board of Directors meetings and all 12 Audit & Supervisory Committee meetings.	Mr. Saito has a wealth of experience and deep insight concerning general company management from his time as director, managing executive officer, and head of legal & compliance department at Kao Corporation and is expected to fulfil an audit and supervisory function from this perspective. He made necessary remarks as appropriate with respect to agenda items and deliberations, properly fulfilling his role. He also attended committee meetings as a member of the Nominating and Compensation Committee, and proactively expressed his opinions.
Kazuhiro Tanaka Outside director Audit and Supervisory Committee Member	4 years and 9 months	Attended 10 out of 11 Board of Directors meetings and all 12 Audit & Supervisory Committee meetings.	Mr. Tanaka possesses abundant expert knowledge and hands-on experience as a certified public accountant and is expected to fulfil an audit and supervisory function from this perspective. He made necessary remarks as appropriate with respect to agenda items and deliberations, properly fulfilling his role.
Yukiyo Kiyono Outside director Audit and Supervisory Committee Member	1 year and 9 months	Attended all 11 Board of Directors meetings and 11 out of 12 Audit & Supervisory Committee meetings.	Ms. Kiyono possesses abundant expert knowledge and hands-on experience as an attorney and is expected to fulfil an audit and supervisory function from this perspective. She made necessary remarks as appropriate with respect to agenda items and deliberations, properly fulfilling his role.

―17―

(3)	Outside officer compensation, etc.

(Unit: million yen)

	Number of officers paid	Compensation, etc. from the bank
Total compensation, etc.	Six	41

(4)	Views of outside officers

No particular views of outside officers in relation to (1) through (3) above.

―18―

4.	Matters related to the stock of the Bank
(1) Number of shares	Total number of authorized shares	391,000	thousand shares
	Total number of issued shares	195,272	thousand shares

(2) Number of shareholders as of the end of this fiscal year	14,989

(3)	Major shareholders

Name of shareholder	Investment in the Bank
	Shares, etc. held (thousand shares)	Shareholding ratio (%)
The Master Trust Bank of Japan, Ltd.	23,210	12.49
Custody Bank of Japan, Ltd.	7,824	4.21
Okayama Estate and Warehousing Co., Ltd.	5,358	2.88
Nippon Life Insurance Company	4,756	2.56
Meiji Yasuda Life Insurance Company	4,754	2.55
Kurabo Industries Ltd.	4,559	2.45
CP Chemical Incorporated	4,478	2.41
NORTHERN TRUST CO. (AVFC) RE SILCHESTER INTERNATIONAL INVESTORS INTERNATIONAL VALUE EQUITY TRUST	4,381	2.35
Chugoku Bank Employee Stock Ownership Plan	4,349	2.34
Shizuka Forestry Co., Ltd.	2,370	1.27

Note 1. The top 10 shareholders by shareholding ratio versus total issued shares (excluding 9,520,000 treasury shares) are listed in descending order.

2.	Shares held by the Master Trust Bank of Japan, Ltd. and the Custody Bank of Japan, Ltd. are all shares for trust services.

(4)	Stock delivered to officers of the Bank this fiscal year as consideration for performing their duties

Not applicable.

5.	Matters related to financial auditors
(1)	Indemnification agreement

Not applicable.

―19―

141st Term End (as of March 31, 2022) Non-consolidated Balance Sheets

(Unit: million yen)

Item	Amount	Item	Amount
ASSETS		LIABILITIES
Cash and due from banks	1,757,035	Deposits	7,661,625
Cash	44,531	Current deposits	372,237
Due from banks	1,712,504	Ordinary deposits	5,094,132
Call loans	446,381	Savings deposits	112,007
Monetary claims bought	18,681	Deposits at notice	27,268
Trading securities	2,834	Time deposits	1,911,783
Trading government bonds	324	Other deposits	144,196
Trading local government bonds	2,510	Negotiable certificates of deposit	222,167
Money held in trust	23,000	Call money	110,709
Securities	2,509,806	Securities sold under repurchase agreements	191,006
Government bonds	694,244	Cash collateral received for securities lent	588,355
Local government bonds	754,802	Commercial papers	55,017
Corporate bonds	313,171	Borrowed money	663,152
Stocks	132,595	Borrowings from other banks	663,152
Other securities	614,993	Foreign exchanges	625
Loans and bills discounted	5,269,043	Foreign bills sold	487
Bills discounted	15,479	Foreign bills payable	137
Loans on bills	81,708	Bonds payable	10,000
Loans on deeds	4,633,418	Borrowed money from trust account	6,935
Overdrafts	538,437	Other liabilities	104,047
Foreign exchanges	6,282	Income taxes payable	1,870
Due from foreign banks (our accounts)	5,009	Accrued expenses	2,026
Foreign bills receivable	1,273	Unearned revenue	1,643
Other assets	122,829	Variation margins of futures markets	6
Prepaid expenses	290	Financial derivatives	57,950
Accrued revenue	7,822	Lease liabilities	1,570
Margin deposits for futures transactions	1,387	Cash collateral received for financial instruments	1,299
Financial derivatives	16,350	Other liabilities	37,680
Cash collateral paid for financial instruments	40,716	Provision for bonuses	1,353
Other	56,261	Provision for retirement benefits	100
Tangible fixed assets	34,722	Provision for reimbursement of deposits	60
Buildings, net	10,692	Provision for point card certificates	75
Land	18,915	Deferred tax liabilities	2,149
Tangible leased assets, net	1,826	Acceptances and guarantees	30,918
Construction in progress	50	Total liabilities	9,648,299
Other tangible fixed assets	3,237	Net assets
Intangible fixed assets	1,386	Share capital	15,149
Software	938	Capital surplus	6,286
Software in progress	359	Legal capital surplus	6,286
Other intangible fixed assets	88	Retained earnings	454,193
Prepaid pension costs	3,550	Legal retained earnings	15,149
Customers’ liabilities for acceptances and guarantees	30,918	Other retained earnings	439,043
Allowance for loan losses	-48,486	Reserve for tax purpose reduction entry of non-current assets	535
		General reserve	403,600
		Retained earnings brought forward	34,908
		Treasury shares	-11,623
		Total shareholders’ equity	464,005
		Valuation difference on available-for-sale securities	66,033
		Deferred gains or losses on hedges	-606
		Total valuation and translation adjustments	65,426
		Share acquisition rights	256
		Total net assets	529,688
Total assets	10,177,987	Total liabilities and net assets	10,177,987

―20―

141st Term	(	April 1, 2021 to March 31, 2022)	Non-consolidated Statements of Income
(Unit: million yen)
Item	Amount
Ordinary income		110,337
Interest income	66,830
Interest on loans and discounts	45,162
Interest and dividends on securities	19,952
Interest on call loans	126
Interest on deposits with banks	1,437
Other interest income	151
Trust fees	0
Fees and commissions	20,644
Fees and commissions on domestic and foreign exchanges	5,249
Other fees and commissions	15,394
Other ordinary income	11,081
Gain on foreign exchange transactions	768
Gain on sale of bonds	9,400
Gain on redemption of bonds	150
Gain on financial derivatives	743
Other	19
Other income	11,779
Recoveries of written off receivables	42
Gain on sale of equity securities	9,800
Gain on money held in trust	203
Other	1,732
Ordinary expenses		86,928
Interest expenses	5,224
Interest on deposits	659
Interest on negotiable certificates of deposit	25
Interest on call money	-282
Interest expenses on securities sold under repurchase agreements	209
Interest expenses on cash collateral received for securities lent	521
Interest on commercial papers	155
Interest on borrowings and rediscounts	182
Interest on bonds	78
Interest expenses on interest rate swaps	3,553
Other interest expenses	120
Fees and commissions payment	3,485
Fees and commissions on domestic and foreign exchanges	678
Other fees and commissions	2,807
Other ordinary expenses	12,508
Net loss on trading securities transactions	8
Loss on sale of bonds	12,330
Loss on redemption of bonds	37
Loss on devaluation of bonds	132
General and administrative expenses	53,015
Other expenses	12,693
Provision of allowance for loan losses	7,381
Loss on sale of equity securities	3,799
Loss on devaluation of equity securities	1
Loss on money held in trust	104
Other	1,407
Ordinary profit (loss)		23,408
Extraordinary income		314
Gain on disposal of non-current assets	314
Extraordinary losses		708
Loss on disposal of non-current assets	203
Impairment losses	505
Profit (loss) before income taxes		23,015
Income taxes - current	6,155
Income taxes - deferred	-56
Income taxes		6,099
Profit (loss)		16,915
―21―

(Reference)

141st term (as of March 31, 2022) Trust Property Balance Table

(Unit: million yen)

Assets	Amount	Liabilities	Amount
Securities	18	Money trusts	6,984
Tangible fixed assets	136	Land and fixtures trusts	142
Due from bank accounts	6,935	Comprehensive trusts	－
Cash and due from banks	37
Total	7,127	Total	7,127

Note 1. The amounts displayed are rounded down to the nearest million yen.

2.       Trusts with a contract indemnifying the principal amount are shown in the table below.

Trusts with a contract indemnifying the principal amount

Money trusts

(Unit: million yen)

Assets	Amount	Liabilities	Amount
Due from bank accounts	6,284	Principal	6,284
Total	6,284	Total	6,284

―22―

Consolidated Balance Sheets (as of March 31, 2022)

(Unit: million yen)

Item	Amount	Item	Amount
ASSETS		LIABILITIES
Cash and due from banks	1,757,165	Deposits	7,650,506
Call loans	446,381	Negotiable certificates of deposit	211,167
Monetary claims bought	20,532	Call money	110,709
Trading securities	2,834	Securities sold under repurchase agreements	191,006
Money held in trust	27,600	Cash collateral received for securities lent	588,355
Securities	2,505,722	Commercial papers	55,017
Loans and bills discounted	5,259,190	Borrowed money	674,134
Foreign exchanges	6,282	Foreign exchanges	625
Lease receivables and investments in leases	25,403	Bonds payable	10,000
Other assets	139,182	Borrowed money from trust account	6,935
Tangible fixed assets	36,855	Other liabilities	122,071
Buildings, net	10,701	Provision for bonuses	1,479
Land	18,895	Provision for bonuses for directors (and other officers)	25
Construction in progress	50	Retirement benefit liability	1,804
Leased assets, net	1,831	Provision for retirement benefits for directors (and other officers)	46
Other tangible fixed assets	5,376	Provision for reimbursement of deposits	60
Intangible fixed assets	1,484	Provision for point card certificates	108
Software	1,027	Reserves under special laws	7
Software in progress	362	Deferred tax liabilities	813
Other	94	Acceptances and guarantees	30,918
Deferred tax assets	827	Total liabilities	9,655,795
Customers’ liabilities for acceptances and guarantees	30,918	Net assets
Allowance for loan losses	-52,172	Share capital	15,149
		Capital surplus	8,153
		Retained earnings	476,938
		Treasury shares	-11,623
		Total shareholders’ equity	488,618
		Valuation difference on available-for-sale securities	67,608
		Deferred gains or losses on hedges	-606
		Remeasurements of defined benefit plans	-3,461
		Valuation and translation adjustments	63,540
		Share acquisition rights	256
		Total net assets	552,414
Total assets	10,208,209	Total liabilities and net assets	10,208,209

―23―

Consolidated Statements of Income	(	April 1, 2021 to March 31, 2022)

(Unit: million yen)

Item	Amount
Ordinary income		128,565
Interest income	66,411
Interest on loans and discounts	45,138
Interest and dividends on securities	19,536
Interest on call loans	126
Interest on deposits with banks	1,437
Other interest income	171
Trust fees	0
Fees and commissions	19,249
Other ordinary income	31,208
Other income	11,695
Recoveries of written off receivables	42
Other	11,652
Ordinary expenses		102,761
Interest expenses	5,256
Interest on deposits	659
Interest on negotiable certificates of deposit	25
Interest on call money	-282
Interest expenses on securities sold under repurchase agreements	209
Interest expenses on cash collateral received for securities lent	521
Interest on commercial papers	155
Interest on borrowings and rediscounts	215
Interest on bonds	78
Other interest expenses	3,674
Fees and commissions payment	3,485
Other ordinary expenses	24,396
General and administrative expenses	56,109
Other expenses	13,512
Provision of allowance for loan losses	8,179
Other	5,332
Ordinary profit (loss)		25,804
Extraordinary income		314
Gain on disposal of non-current assets	314
Extraordinary losses		709
Loss on disposal of non-current assets	203
Impairment losses	505
Provision of reserve for financial instruments transaction liabilities	1
Profit before income taxes		25,409
Income taxes - current	7,140
Income taxes - deferred	-106
Total income taxes		7,034
Profit (loss)		18,374
Profit attributable to owners of parent		18,374

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Audit Report by Financial Auditor – Certified Copy

Audit Report by Independent Auditor

May 11, 2022

The Board of Directors

The Chugoku Bank, Limited

KPMG AZSA LLC

Osaka Office

Kenichiro Kuroki [Seal]

Designated and Engagement Partner
Certified Public Accountant

Masashi Kanda [Seal]

Designated and Engagement Partner
Certified Public Accountant

Koji Saito [Seal]

Designated and Engagement Partner
Certified Public Accountant

Audit opinion

We, the auditing company, under the provisions of Article 436, Paragraph 2, Item 1, of the Companies Act, have audited the consolidated financial statements of The Chugoku Bank, Limited, namely the balance sheet, statement of income, statement of changes in shareholder equity, etc., significant accounting policies, and other explanatory notes and also the supplementary schedules thereto (“Financial Statements, etc.”), for the 141st business year from April 1, 2021 until March 31, 2022.

The auditing company accepts that the Financial Statements, etc. referred to above present fairly, in all material respects, the financial position and operating results for the period of such Financial Statements, etc., in conformity with corporate accounting standards that are generally accepted as fair and appropriate in Japan.

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Grounds for the audit opinion

We, the auditing company, have conducted the audit in accordance with auditing standards that are generally accepted as fair and appropriate in Japan. The responsibilities of the auditing company under the auditing standards are provided in “Responsibilities of Auditors in Audit of Financial Statements, etc.” In accordance with rules related to professional ethics in Japan, the auditing company is independent of the Company and the consolidated subsidiaries. Additionally, the auditors have fulfilled other ethical responsibilities as auditors. We believe that the auditing company has received adequate and appropriate audit evidence to form the basis for its opinion.

Other statements

Other statements are the business report and supplementary schedules thereto. The responsibility of the Company’s management is to prepare and disclose the other statements. The responsibility of the Audit & Supervisory Committee is to monitor the execution of duties by directors in relation to the development and implementation of reporting processes for other statements.

The audit opinion of the auditing company regarding the Financial Statements, etc. does not include other statements, and the auditing company does not offer any opinion regarding other statements.

The responsibility of the auditing company in the audit of the Financial Statements, etc. is to read through the other statements and assess whether there is any material discrepancy between the other statements and the Financial Statements, etc. or knowledge gained by the auditing company in the process of auditing experience, and to pay attention to whether there are any signs of material errors in the other statements other than such material discrepancies.

The auditing company is required to report any material errors it determines to be contained in the other statements based on the work it has conducted.

The auditing company does not have anything to report regarding any other statements.

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Responsibilities of management and the Audit & Supervisory Committee regarding Financial Statements, etc.

The responsibility of the Company’s management is to prepare and appropriately present the Financial Statements, etc. in accordance with corporate accounting standards that are generally accepted as fair and appropriate in Japan. This includes the fact that internal controls believed to be necessary by management in order to prepare and fairly present Financial Statements, etc. that are free of material misrepresentation caused by fraud or error have been developed and are in operation.

When preparing Financial Statements, etc., management has a responsibility to assess whether it is appropriate to prepare the Financial Statements, etc. based on the going concern assumption and, if it is necessary to do so, disclose any matters related to going concern, in accordance with corporate accounting standards that are generally accepted as fair and appropriate in Japan.

The responsibility of the Audit & Supervisory Committee is to monitor the execution of duties by directors in relation to the development and implementation of financial reporting processes.

Responsibilities of auditors in the audit of the Financial Statements, etc.

The responsibility of the auditors is to express an opinion on the Financial Statements, etc. from a stance of independence in an audit report based on the audit performed by the auditors, after obtaining reasonable assurance on whether the Financial Statements, etc., etc. as a whole are free from material misrepresentations owing to reasons of fraud or error. Misrepresentations may arise due to fraud or error, and misrepresentations are judged to be material if they may reasonably be expected to affect the decision-making of users of the Financial Statements, etc., either individually or cumulatively.

The auditors exercise their judgement as professional experts and perform the following actions while maintaining a level of professional skepticism, through audit processes in accordance with auditing standards that are generally accepted as fair and appropriate in Japan.

•	The risk of material misrepresentations owing to fraud or error is identified and evaluated. In addition, audit procedures suited to the risk of material misrepresentation are formulated and implemented. Audit procedures are selected and applied according to the auditors’ judgment. Furthermore, adequate and appropriate audit evidence that forms the basis of the opinion is obtained.
•	The objective of the audit of Financial Statements, etc. is not to express an opinion on the effectiveness of internal controls, but when evaluating risks, the auditors investigate internal controls relating to audits in order to draw up appropriate audit procedures corresponding to the circumstances.
•	The appropriateness of the accounting principles and method of their application by management, the reasonableness of accounting estimates provided by management, and the validity of related matters that are noted are evaluated.
•	A conclusion is drawn concerning whether it is appropriate for management to prepare Financial Statements, etc., etc. based on the going concern assumption, and whether any material uncertainty may be recognized in regard to matters or conditions that raise material doubts concerning the going concern assumption, based on the audit evidence obtained. If it is recognized that there is a material uncertainty related to the going concern assumption, the auditors are required to call attention to the notes of Financial Statements, etc., etc. in the audit report. Alternatively, if the notes to Financial Statements, etc., etc. are not appropriate in relation to the material uncertainty, the auditors are required to express a qualified opinion with exceptions to the Financial Statements, etc. The conclusions of the auditors are based on the audit evidence available as of the date of the audit report, but a company may become unable to continue existing as a going concern owing to future events and circumstances.
•	The auditors evaluate whether the presentation of the Financial Statements, etc. and the notes conform with the corporate accounting standards that are generally accepted as fair and appropriate in Japan, together with an evaluation of the presentation, structure and content of the cFinancial Statements, including related notes, and an evaluation of whether the Financial Statements, etc. appropriately present the transaction and accounting events forming the basis thereof

―27―

The auditors will report to the Audit & Supervisory Committee the scope of planned audits, the timeline of their implementation, any material findings in the audit, including material insufficiencies in internal controls identified through audit processes, and any other matters required under auditing standards.

The auditors will report to the Audit & Supervisory Committee that rules related to professional ethics in Japan have been complied with in regard to independence, together with any matters that may be reasonably considered to affect the independence of auditors, and the details of any safeguards in place to remove or reduce impediments.

Conflicts of interest

There exist no conflicts of interest between the Company and the auditing company or engagement partners that must be cited according to the regulations of the Certified Public Accountants Act.

- End -

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Audit Report by Financial Auditor concerning Consolidated Financial Statements – Certified Copy

Audit Report by Independent Auditor

May 11, 2022

The Board of Directors

The Chugoku Bank, Limited

KPMG AZSA LLC

Osaka Office

Kenichiro Kuroki

Designated and Engagement Partner
Certified Public Accountant

Masashi Kanda

Designated and Engagement Partner
Certified Public Accountant

Koji Saito

Designated and Engagement Partner
Certified Public Accountant

Audit opinion

We, the auditing company, under the provisions of Article 444, Paragraph 4, of the Companies Act, have audited the consolidated financial statements of The Chugoku Bank, Limited, namely the consolidated balance sheet, consolidated statement of income, consolidated statement of changes in shareholder equity, etc., and other explanatory notes based on which the consolidated financial statements were prepared, for the fiscal year from April 1, 2021 until March 31, 2022.

The auditing company accepts that the consolidated financial statements referred to above present fairly, in all material respects, the financial position and operating results of the corporate group of The Chuo Bank, Limited and its consolidated subsidiaries for the period of such consolidated financial statements, in conformity with corporate accounting standards that are generally accepted as fair and appropriate in Japan.

―29―

Grounds for the audit opinion

We, the auditing company, have conducted the audit in accordance with auditing standards that are generally accepted as fair and appropriate in Japan. The responsibilities of the auditing company under the auditing standards are provided in “Responsibilities of Auditors in Audit of Consolidated Financial Statements.” In accordance with rules related to professional ethics in Japan, the auditing company is independent of the Company and the consolidated subsidiaries. Additionally, the auditors have fulfilled other ethical responsibilities as auditors. We believe that the auditing company has received adequate and appropriate audit evidence to form the basis for its opinion.

Other statements

Other statements are the business report and supplementary schedules thereto. The responsibility of the Company’s management is to prepare and disclose the other statements. The responsibility of the Audit & Supervisory Committee is to monitor the execution of duties by directors in relation to the development and implementation of reporting processes for other statements.

The audit opinion of the auditing company regarding the consolidated financial statements does not include other statements, and the auditing company does not offer any opinion regarding other statements.

The responsibility of the auditing company in the audit of the consolidated financial statements is to read through the other statements and assess whether there is any material discrepancy between the other statements and the consolidated financial statements or knowledge gained by the auditing company in the process of auditing experience, and to pay attention to whether there are any signs of material errors in the other statements other than such material discrepancies.

The auditing company is required to report any material errors it determines to be contained in the other statements based on the work it has conducted.

The auditing company does not have anything to report regarding any other statements.

Responsibilities of management and the Audit & Supervisory Committee regarding consolidated financial statements

The responsibility of the Company’s management is to prepare and appropriately present the consolidated financial statements in accordance with corporate accounting standards that are generally accepted as fair and appropriate in Japan. This includes the fact that internal controls believed to be necessary by management in order to prepare and fairly present consolidated financial statements that are free of material misrepresentations caused by fraud or error have been developed and are in operation.

―30―

When preparing consolidated financial statements, management has a responsibility to assess whether it is appropriate to prepare the consolidated financial statements based on the going concern assumption and, if it is necessary to do so, disclose any matters related to going concern, in accordance with corporate accounting standards that are generally accepted as fair and appropriate in Japan.

The responsibility of the Audit & Supervisory Committee is to monitor the execution of duties by directors in relation to the development and implementation of financial reporting processes.

Responsibilities of auditors in the audit of the consolidated financial statements

The responsibility of the auditors is to express an opinion on the consolidated financial statements from a stance of independence in an audit report based on the audit performed by the auditors, after obtaining reasonable assurance on whether the consolidated financial statements, etc. as a whole are free from material misrepresentation owing to reasons of fraud or error. Misrepresentations may arise due to fraud or error, and misrepresentations are judged to be material if they may reasonably be expected to affect the decision-making of users of the consolidated financial statements, either individually or cumulatively.

The auditors exercise their judgement as professional experts and perform the following actions while maintaining a level of professional skepticism, through audit processes in accordance with auditing standards that are generally accepted as fair and appropriate in Japan.

•	The risk of material misrepresentations owing to fraud or error is identified and evaluated. In addition, audit procedures suited to the risk of material misrepresentation are formulated and implemented. Audit procedures are selected and applied according to the auditors’ judgment. Furthermore, adequate and appropriate audit evidence that forms the basis of the opinion is obtained.
•	The objective of the audit of consolidated financial statements is not to express an opinion on the effectiveness of internal controls, but when evaluating risks, the auditors investigate internal controls relating to audits in order to draw up appropriate audit procedures corresponding to the circumstances.
•	The appropriateness of the accounting principles and method of their application by management, the reasonableness of accounting estimates provided by management, and the validity of related matters that are noted are evaluated.
•	A conclusion is drawn concerning whether it is appropriate for management to prepare consolidated financial statements, etc. based on the going concern assumption, and whether any material uncertainty may be recognized in regard to matters or conditions that raise material doubts concerning the going concern assumption, based on the audit evidence obtained. If it is recognized that there is a material uncertainty related to the going concern assumption, the auditors are required to call attention to the notes of consolidated financial statements, etc. in the audit report. Alternatively, if the notes to consolidated financial statements, etc. are not appropriate in relation to the material uncertainty, the auditors are required to express a qualified opinion with exceptions to the Financial Statements, etc. The conclusions of the auditors are based on the audit evidence available as of the date of the audit report, but a company may become unable to continue existing as a going concern owing to future events and circumstances.
―31―

•	The auditors evaluate whether the presentation of the consolidated financial statements, etc. and the notes conform with the corporate accounting standards that are generally accepted as fair and appropriate in Japan, together with an evaluation of the presentation, structure and content of the consolidated financial statements, including related notes, and an evaluation of whether the consolidated financial statements, etc. appropriately present the transaction and accounting events forming the basis thereof.
•	The auditors obtain adequate and appropriate audit evidence regarding the financial information on the Company and its consolidated subsidiaries in order to express their opinions on the consolidated financial statements. The auditors are responsible for instruction, supervision and implementation of the audit of consolidated financial statements. The auditors are solely responsible for the audit opinion.

The auditors will report to the Audit & Supervisory Committee the scope of planned audits, the timeline of their implementation, any material findings in the audit, including material insufficiencies in internal controls identified through audit processes, and any other matters required under auditing standards.

The auditors will report to the Audit & Supervisory Committee that rules related to professional ethics in Japan have been complied with in regard to independence, together with any matters that may be reasonably considered to affect the independence of auditors, and the details of any safeguards in place to remove or reduce impediments.

Conflicts of interest

There exist no conflicts of interest between the Company and consolidated subsidiaries and the auditing company or engagement partners that must be cited according to the regulations of the Certified Public Accountants Act.

- End -

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Audit Report of the Audit &Supervisory Committee – Certified Copy

Audit Report

The Audit & Supervisory Committee has audited the official activities of the directors of the company for the 141st business year beginning April 1, 2021 and ending March 31, 2022, and has prepared the following report on the methods and results of this audit.

1.	Audit Method and Content

The Audit & Supervisory Committee has received regular reporting from directors and employees, etc. on the content of resolutions of the Board of Directors regarding matters prescribed in Article 399–-13, Paragraph 1, Item 1(b) and (c) of the Companies Act and on the status of the building and operation of the system (Internal Control System) put in place pursuant to such resolutions, and as necessary, sought further explanation and provided opinions on such matters, in addition to conducting audits using the following method.

(1)	In accordance with the Audit & Supervisory Committee Audit, etc. Standards set forth by the Audit & Supervisory Committee, the audit policy, and the division of responsibilities, etc., the Audit & Supervisory Committee, in consultation with the Audit & Inspection Department and other internal control departments, has attended material meetings, received reporting from directors and employees, etc. regarding the performance of the duties thereof, and where necessary, sought further explanation, viewed material decision documents, etc., and otherwise audited the business and status of assets held by the head office and primary offices of the Bank. The Audit & Supervisory Committee has also exchanged information and opinions with directors and auditors, etc. of subsidiaries of the Bank and has, as necessary, obtained business reports from subsidiaries.
(2)	The Audit & Supervisory Committee has monitored and verified that the financial auditors have maintained an independent position and have conducted an appropriate audit, and has received reporting from the financial auditors on the performance of these duties. The Audit & Supervisory Committee has also received notification from the financial auditors of completion of the “System to ensure proper performance of duties” (matters listed in the clauses of Article 131 of the Corporate Accounting Rules) pursuant to the “Standards for the Quality Control of Audits,” etc. (Business Accounting Council, October 20, 2005), and sought explanations thereof as necessary. The Audit & Supervisory Committee also consulted with KPMG AZSA LLC regarding the principal items for consideration in the audit, received reporting on the status of implementation of such audit, and sought explanations thereof as necessary.

―33―

Following these methods, the Audit & Supervisory Committee has reviewed the Business Report and the supplementary schedules thereto, the financial statements (balance sheet, income statement, statement of changes in shareholder equity, etc.) and the supplementary schedules thereto, as well as consolidated financial statements (consolidated balance sheet, consolidated income statement, consolidated statement of changes in shareholder equity, etc.) for the business year in question.

―34―

2.	Audit Results

(1)	Results of audit of the business reports, etc.
(i)	We find that the Business Report and supplementary schedules thereto provide an accurate statement of the Bank’s current circumstances pursuant to laws and regulations and the Bank’s Articles of Incorporation.
(ii)	We find no fraudulent acts in the performance of the duties of directors, nor any material facts that would constitute a violation of laws and regulations or the Bank’s Articles of Incorporation.
(iii)	The content of the resolutions of the Board of Directors regarding the Internal Control System is reasonable. Furthermore, we find no matters worthy of note with regard to the content stated in the Business Report or the performance of directors’ duties regarding the Internal Control System.
(2)	Results of audit of the financial statements and supplementary schedules

We find that the methods and results of the audit by financial auditors KPMG AZUSA LLC are appropriate.

(3)	Results of audit of the consolidated financial statements

We find that the methods and results of the audit by financial auditors KPMG AZUSA LLC are appropriate.

May 12, 2022

The Chugoku Bank, Limited

Audit & Supervisory Committee

Hiromichi Ando, Full-time Audit & Supervisory Committee Member [Seal]

Kotaro Kogame, Full-time Audit & Supervisory Committee Member [Seal]

Hiromichi Furuya, Outside Audit & Supervisory Committee Member [Seal]

Toshihide Saito, Outside Audit & Supervisory Committee Member [Seal]

Kazuhiro Tanaka, Outside Audit & Supervisory Committee Member [Seal]

Yukiyo Kiyono, Outside Audit & Supervisory Committee Member [Seal]

* Messrs. Hiromichi Furuya, Toshihide Saito, Kazuhiro Tanaka and Ms. Yukiyo Kiyono are Outside Directors as stipulated in Article 2, Item 15 and Article 331, Paragraph 6 of the Companies Act.

- End -

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